COMMERCIAL LEASE AGREEMENT

      THIS AGREEMENT, made and entered into this 1st day of August, 1999, by and between ROBERT M. ORESKY (hereinafter called "Lessor") whose mailing address is 726 Presidential Drive, Boynton Beach, Florida 33435; and Andrea Parkoff and Michael Parkoff (hereinafter called "Lessee") whose mailing address is 2483 N.W. 66th Drive, Boca Raton, FL. 33487

                                   WITNESSETH:

      1. Premises:

            Subject to the terms and conditions, and for the term set forth in this lease, the Lessor hereby leases to the Lessee, and the Lessee hereby leases from the Lessor, the property (hereinafter referred to as the "Demised Premises") located at 216 North Military Trail, West Palm Beach, Florida 33415, and legally described as:

            See Exhibit "A" attached hereto.

      2. Term:

            A) The term of this lease shall be for three (3) years (thirty-six
(36) months) commencing on the second (12nd) day of August, 1999, (hereinafter referred to as the "Commencement Date"), and ending on the 1st day of August, 2002, (hereinafter referred to as the "Termination Date"), both dates inclusive, unless sooner terminated as herein provided (such time period being hereinafter referred to as the "Term").

            B) Lessee is granted an inspection period to his satisfaction.

      Lessor makes no warranties or representations, express or implied as to zoning, concurrency, [ILLEGIBLE], availability of utilities, soil tests, drainage; accessibility, use limitations, master land use plans or restrictions, drainage district requirements, record dedication requirements or platting requirements or restrictions, environmental matters or any other factors, facts or conditions affecting use and development of the subject property.

            C) The Lessee represents that it has had an opportunity to examine the demised premises, the structures thereon, the sidewalks and parking area and structures adjoining same, including any and all real and personal property which are part of the demised premises, and accepts same AS IS; as to the lease and, including the option to purchase provisions of this agreement. All property which is part of this agreement is, leased, demised or to be conveyed (through the option) AS IS; with no warranties or representations of any kind or nature relied upon by Lessee or part of the consideration for this agreement.

      3. Rent:

            During the term of this lease, Lessee covenants and agrees to pay to the Lessor rent as hereinafter provided, in lawful money of the United States of America at the time of payment, in advance on the first (1st) day of each month, at the office of the Lessor, or at such other place as Lessor shall designate, without any offset or deduction whatsoever, except that the Lessee shall pay the first (1st) and last (36th) months rent simultaneously with the execution hereof.

            The agreed rental for the three (3) year lease shall be $288,000.00 plus state sales tax, payable as follows: Commencing August 2, 1999, through and inclusive of rent for the month of July, 2002, and ending August 1, 2002, the rent shall be $8,000.00 per month, plus sales tax.

            If Lessee's possession commences on other than the first (1st) day of the month, only the prorata portion of the monthly rent for said month shall be paid. Lessee also covenants and agrees to pay a Late Charge for any payment of monthly rent due hereunder, not received by Lessor on or before the tenth
(10th) day of each month, and for any other payment due Lessor pursuant to the terms and conditions hereof.

            Said Late Charge shall be the greater of Twenty Five and 00/100 Dollars ($25.00) or a sum equal to the highest interest rate permitted to be charged under the usury laws of the State of Florida; said interest computation to be computed and assessed from the first day of the month, in the case of monthly rent and, after five (5) days from the date of demand or request in the case of additional rent, other sums, debts or amounts due hereunder, until paid. A service charge of Thirty Five ($35.00) will be assessed for handling of any returned check. The First (1st) Lease Year shall be the twelve (12)month period of time following the Commencement Date, and each twelve (12) month period of time thereafter shall be deemed a Lease Year. In the event Lessee shall dispute any sums due under this Lease, by way of rent, additional rent, or any other charges or sums, Lessee shall pay such rent, additional rent, or any other charges or sums, Lessee shall pay such sums to


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

Lessor in a timely fashion pending resolution of such dispute(s).

            The Lessee does not intend or expect to pay, nor does Lessor or its agent intend to charge, accept, or collect any rent penalty payments which collectively would be greater than the highest legal rate of interest which may be charged under the laws of the State of Florida. The provisions of this section shall not be construed to extend the date for payment of any sums required to be made by Lessee hereunder or to relieve Lessee of its obligations to pay all such sums or items at the time or times hereunder stipulated.

            It is the intention of Lessor and Lessee that the rental payments herein provided shall be net to Lessor in each year during the term hereof and that all costs, expenses and obligations of every kind relating to the leased premises, except as otherwise specifically provided in this agreement, which may arise or become due during the term hereof, shall be paid by the Lessee and Lessor shall be indemnified and held harmless by Lessee against each and every such cause, expense or obligation.

            The Lessee agrees that it will pay all charges for utilities supplied to the demised premises, including but not limited to water, electricity, telephone and trash removal, and should such utilities be turned off or discontinued, the Lessor may, at its option, pay those charges and take such actions to maintain service. Any such payments by Lessor shall constitute additional rent due pursuant to the terms of this agreement and shall be due within five (5) days from receipt by Lessee of a statement for same from Lessor or with the next installment of rent becoming due, whichever is earlier.

            At the expiration and/or earlier termination of the term of this agreement, the Lessee shall surrender to Lessor the demised premises and fixtures and leasehold improvements including any additions or alterations made thereto in as good condition as at the commencement of the lease term or addition, alteration or improvement, reasonable wear and tear excepted.

            In the event Lessor shall pay or be compelled to pay any sum of money or do any act which shall require the expenditure or payment of any sum by reason of the failure of Lessee, after such notice, if any, as the Lessee by the terms of this agreement may be entitled to , to perform one (1) or more of the terms, covenants, conditions, or agreements herein contained, the Lessee shall immediately repay the same to Lessor upon demand, or as otherwise provided for herein, and in default thereof, the sum or sums so paid by Lessor, together with interest at the highest legal rate permitted by law, costs, and damages, shall or may be added as additional sums to the next installment of rent to become due on the next rent day or on any subsequent rent day fixed by this agreement, and shall for all purposes whatsoever be deemed to be rent due and payable on such rent day, or on any subsequent rent day, as Lessor may, at its option, elect, and shall be payable as such, failure to do so constituting a default hereunder. Payment by Lessor of any such sums of money or the doing of any such acts, shall not be deemed to waive or release the default in the payment or doing thereof by the Lessee, or the right of Lessor to recover possession, at its option, of the demised premises by reason of the default of the Lessee with respect to any such payment or act.

      4. sales and Use Tax:

            The Lessee hereby covenants and agrees to pay monthly, along with the payment of rent and any additional rent, any sales, use or other tax, excluding State and/or Federal income tax, now or hereafter imposed upon rents by the United States of America, the State, or any political subdivisions thereof, notwithstanding the fact that such statute, ordinance or enactment imposing the same may endeavor to impose the tax on the Lessor.

      5. Indemnification:

            The Lessor shall not be liable for any damage or injury to any person or property whether it be the person or property of the Lessee, the Lessee's employees, agents, guests, invitees or otherwise by reason of Lessee's occupancy of the Demised Premises, any condition of the Demised Premises or the property of which it is a part, or both, or because of fire, flood, windstorm, casualty, act of God, or for any other reason whatsoever, including, but not limited to, negligence on the part of the Lessor. The Lessee agrees to, and does hereby, indemnify and save harmless the Lessor from and against any and all actions, losses, damages, claims, demands, liabilities and expenses (including reasonable attorneys' fees and court costs, at both trial and appellate levels) in connection with loss of life; personal injury, damage to property, or any or all of the foregoing, which may arise or be claimed to have arisen as a result of the occupancy of use of the Demised Premises by the Lessee or by reason thereof or in connection therewith, or in any way arising on account of any injury or damage caused to any person or property on or in the Demised Premises, or by reason of Lessee's breach of any term, covenant, condition or agreement contained in this lease. In case Lessor shall, without fault on its part, be made a party to any litigation commenced by or against Lessee, then Lessee shall protect and hold Lessor harmless and shall pay all costs, expenses and reasonable attorneys fees (at both trial and appellate levels) incurred or paid by Lessor in connection with such litigation. Lessee agrees to pay all attorney's fees (at both trial and appellate levels) that may be incurred or paid by Lessor, whether suit be brought or not, in enforcing or defending any of the terms, covenants, conditions or agreements in this lease.


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

      6. Alterations:

            Lessee covenants and agrees that it will not make any alterations, improvements or additions to the Demised Premises during the term of this lease or any renewal thereof that would adversely effect, jeopardize or contravene any zoning or special exception requirements or otherwise be in violation of any governmental law, regulation, or rule. Lessee covenants and agrees that it will not make any alterations, improvements or additions to the Demised Premises during the term of this lease or any renewal thereof without first delivering to Lessor copies of written plans, drawings, specifications, governmental filings, and permits and, further acknowledging in writing to the Lessor that said actions will not adversely effect, jeopardize or contravene any zoning or special exception requirements or otherwise be in violation of any zoning or special exception requirements or otherwise be in violation of any governmental law, regulation, or rule. Lessee will not cut or drill into, or secure any fixture, apparatus or equipment of any kind to any part of the Demised Premises without first complying with this paragraph. All alterations, improvements and additions made by Lessee as aforesaid shall remain upon the Demised at the expiration or earlier termination of this lease and shall become the property of Lessor unless Lessor shall, prior to the termination of this lease, have given written notice to Lessee to remove the same, in which event Lessee shall remove such alterations, improvements and additions and restore the Demised Premises to the same good order and condition in which it was at the commencement of the lease, at Lessee's sole cost and expense. Should Lessee fail so to do, Lessor may do so, collecting, at Lessor's option, the cost and expense thereof from the Lessee. The Lessee shall comply with all governmental rules, regulations and ordinances in the making of any such alterations, improvements or additions approved by Lessor. Lessee further agrees that Lessee will prevent any lien, charge or obligation from being created against the Demised Premises and/or the property of which it is a part, and will pay all liens of contractors, mechanics, laborers, materialmen, and other items of like character forthwith. Notwithstanding the foregoing, if any mechanics lien is filed against the Demised Premises or the building of which it is a part, for work claimed to have been done for, or material furnished to, Lessee, whether or not done pursuant to this article, the same shall be discharged by Lessee forthwith, at Lessee's expense, by transferring the lien to security pursuant to section 713.24 Florida Statutes or other applicable provisions of the Florida Mechanics Lien Laws. Any such alterations shall be made at such times and in such manner, as not to unreasonably interfere with the occupation, use and enjoyment of the adjacent property owners so as to constitute a nuisance. If any such alterations, improvements or additions shall effect the concrete surface or drainage on the property the new work or changes shall result in the same or better quality surface and/or drainage.

            Before any such changes, improvements, additions or alterations are commenced the Lessee shall furnish to Lessor a sufficient bond conditioned that it will save Lessor harmless from the payment of any claims, either by way of damages or liens, and to deliver to Lessor written plans and specifications for all such work.

            Notwithstanding anything contained to the contrary herein, Lessee shall, before making any approved alterations, additions, installations or improvements, at its expense, obtain all permits, approvals and certificates required by all governmental and quasi governmental bodies and upon completion certificates of final approval thereof, and shall deliver promptly duplicates of all such permits, approvals and certificates to Lessor. Lessee further agrees to carry workmens' compensation, general liability, personal and property damage insurance as Lessor may require. It is stipulated that no work shall be commenced unless certificates of insurance are in possession of the Lessor and have been approved by Lessor.

      7. Events of Default:

            The occurrence of any of the following shall constitute an event of default hereunder: (a) discontinuance by Lessee of the conduct of its business in the Demised Premises for a period of two consecutive weeks; (b) the filing of a petition by or against Lessee for adjudication as a bankrupt or insolvent, or for its reorganization or for the appointment of a receiver or trustee of Lessee's property; an assignment by Lessee for the benefit of creditors; or the taking possession of the property of Lessee by any governmental office or agency pursuant to statutory authority for the dissolution or liquidation of Lessee;
(c) failure of Lessee to pay when due any installment of rent hereunder or any other sums herein required to be paid by Lessee if any installment of rent, additional rent, or any other sums required to be paid by Lessee hereunder, or any part thereof, shall at any time be in arrears and unpaid for three (3) days after written demand therefor; (d) vacation, abandonment or desertion of the Demised Premises or permitting the same to be empty and unoccupied for three (3) consecutive days; (e) Lessee's removal or attempt to remove or manifesting an intention to remove Lessee's goods or party from or out of the Demised Premises otherwise than in the ordinary and usual course of business without having first paid and satisfied Lessor all rent and other sums which may become due during the entire term of this lease; (f) failure of Lessee to perform or abide by any term, covenant, agreement or condition of this lease agreement; (g) Lessee is generally not paying its debts as they become due adversely effecting the maintenance of the Demised Premises; (h) The insolvency of the Lessee; insolvency defined as having a financial condition such that the sum of Lessee's debts is greater than all Lessee's property, at fair valuation, exclusive of property transferred, concealed, or removed with intent to hinder, delay or defraud Lessee's creditors.


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

      If there be any default on the part of Lessee, other than for non-payment of rent or monies owed under this lease (see above), in the observance or performance of any of the other covenants, agreements or conditions of this lease on the part of Lessee to be kept and performed; or any of the Rules and Regulations set forth pursuant to this lease, and as they may be reasonably amended from time to time, so long as amendments do not interfere with Lessee's rights hereunder or rightful use of the premises; and said default shall not be cured within seven (7) days after written notice thereof from Lessor to Lessee; unless such default cannot reasonably be cured within seven (7) days due to causes or circumstances beyond the control of Lessee and Lessee shall have in good faith commenced or tried to commence to cure said default within said seven
(7) days (after written notice) and continue diligently to pursue the curing of same as quickly as reasonably possible. If there be any default on the part of Lessee relating to lack of insurance coverage required under this lease the Lessee shall immediately upon knowledge of said lack of coverage cure same; unless such default cannot reasonably be cured immediately due to causes or circumstances beyond the control of Lessee then, if Lessee shall have commenced to cure said default and shall due so within five (5) days.

      If at any time during the term hereof, any lien, chattel mortgage, conditional bill of sale or security interest shall be filed against the demised premises or any part thereof, the Lessee shall, at its own cost and expense, cause same to be satisfied by payment, bond or otherwise, as provided by law immediately, or not later than five (5) days after receipt of notice whether from Lessor or otherwise that the same are filed, but nothing herein contained shall in anyway prejudice the rights of Lessee to contest to final judgment or decree such lien. The Lessee, upon reasonable notice and request in writing from Lessor, shall also defend for Lessor, at Lessee's sole cost and expense, any action suit or proceeding which may be brought on or for enforcement of any such lien, chattel mortgage, conditional bill of sale or security interest and will pay the damages and satisfy and discharge any judgment entered in such action, suit or proceeding, and indemnify and hold harmless the Lessor from any liability, claim or damages resulting therefrom, except for such liens as may be caused by Lessor. In default of the payment by the Lessee as aforesaid of any such lien. chattel mortgage, conditional bill of sale or security interest, Lessor may, without further notice, cause the discharge thereof by bonding or payment, or otherwise, and all costs and expenses by which Lessor may be put in obtaining such discharge shall be paid by Lessee to Lessor as additional rent in accordance with the provisions of this agreement.

      3. Rights of Lessor Upon Default by Lessee:

            If the Lessee is in default as defined above then the Lessor, in addition to all the rights and remedies granted under the laws of the State of Florida, shall have any one or more or all of the following rights: (i) to re-enter and remove all persons and property from the Demised Premises and such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Lessee, all without service of notice or resort to legal process and without Lessor being deemed guilty of trespass, or becoming liable for any loss or damage which may be occasioned thereby; (ii) elect to declare the entire rent and all other sums due hereunder for the balance of the Initial Term and all renewal terms due and payable forthwith; (iii) terminate the lease and relet the Demised Premises for the account of Lessor or, within the sole discretion of Lessor, the Demised Premises may be re-let for the account of the Lessee; (iv) except as to default under sub section (b) and (h) of Article 7, Lessor shall have the right, at its option, to collect not only the rent and all other sums herein provided but additional rent for each day of default equal to 1/30 of the monthly rent, said additional rent being compensation to the Lessor for expenses incurred as the result of Lessee's default. Said additional rent shall be paid by Lessee weekly as the same occurs.

            Lessee hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Lessee being evicted or dispossessed for any cause, or in the event of Lessor obtaining possession of the Demised Premises by reason of the violation by Lessee of any of the terms, covenants or conditions of this lease, or otherwise.

            In the event Lessee seeks relief under the U.S. Bankruptcy Code and further seeks to assume this Lease, Lessor is entitled to adequate assurances of future performances as defined herein. Such assurances of future performance shall include, but are not limited to, the following:

            1. a security deposit of not less than three (3) months average rent pursuant to the terms and conditions of this Lease, and

            2. all attorney fees and costs incurred by Lessor.

            Upon assumption of this Lease by the Trustee, Debtor in Possession, or any other party, Lessee must cure all defaults both monetary and non-monetary, pay all attorney fees and costs incurred by Lessor and give adequate assurances of future performance as described above.

      9. Financing Agreement:

            Lessee hereby pledges and assigns to Lessor all of the buildings, improvements, attachments and fixtures making up the Demised Premises of Lessee which are or will be a part of the Demised Premises as security for the payment of all sums by Lessee to Lessor as provided for herein.


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

and as security for the performance of all the terms, covenants and conditions of this lease. Lessee agrees not to enter into, execute or deliver any financing agreement that can be considered as a priority to Lessor's statutory lien for the above-described buildings, improvements, attachments and fixtures making up the Demised Premises of Lessee which are or will be a part of the Demised Premises, and, in the event Lessee does so execute or deliver such financing agreement (as to the described items only), such action on the part of Lessee shall be considered a breach of the terms and conditions of this lease entitling Lessor to such remedies as are provided for herein and by law. Further, at any time or times hereafter, upon request of Lessor. Lessee agrees to execute and deliver to Lessor a UCC-l Financing Statement, in a form and content as required by Lessor's attorney, in order to perfect Lessor's lien on the above-described property of Lessee.

      10. Destruction of Premises:

            A. Except within the last eight (8) months of the term of this lease or the termination of this lease, unless the Lessee elects to purchase the Demised Premises under the "Option to Purchase" herein, if the Demised Premises are totally or partially damaged by fire or other casualty, then the Lessor shall cause the Demised Premises, excluding personalty or personal property of Lessee, to be restored to a kind and quality substantially similar to that immediately prior to such destruction or damage. Said restoration shall be commenced within a reasonable time after collection by Lessor of the insurance proceeds and completed without delay on the part of the Lessor as soon as reasonably possible from the date of Lessor's collection of the insurance proceeds. Lessee shall complete any restoration work required hereunder to be done by Lessee within one-hundred twenty (120) days following the completion of the work required to be done hereunder by Lessor. The Lessor shall not be liable for any inconvenience or interruption of business of the Lessee occasioned by fire or other casualty, restoration of the Demised Premises, or failure to restore, nor responsible to Lessee for any destruction or damage to any property belonging to Lessee. Nothing herein shall be construed so as to require the Lessor to restore the Demised Premises except as specifically provided herein where insurance proceeds are available for same and, in the event the Lessor elects not to cause the Demised Premises to be restored, then the Lessor shall, within a reasonable period of time after receipt of insurance proceeds, notify Lessee in writing of said election and this lease shall and as of the date of such notice and the parties hereto shall be relieved of all further obligations hereunder except for Lessee's exercise of the "Option to Purchase" stated in sub-section B below.

            B. If the Lessor undertakes to restore, rebuild or repair the Demised Premises as aforesaid, and such restoration, rebuilding or repair is not accomplished within said three hundred sixty five (365) days from the date Lessor receives the insurance proceeds, and such failure does not result from causes beyond the control of Lessor, the Lessee shall have the right 1) to terminate this lease by written notice to the Lessor within thirty (30) days after the expiration of said three hundred sixty five (365) day period, or 2) purchase the property by at the time of closing making all payments due under this lease to Lessor and exercising the "Option to Purchase" herein, which remedies shall be the sole and exclusive remedy of Lessee.

            C. Lessor shall not be liable to carry fire, casualty or extended coverage insurance on any of the property of the Lessee which may now or hereafter be placed in the Demised Premises by Lessee, and on the Demised Premises, and the obtaining of such insurance shall be the sole responsibility of Lessee. Lessor shall have no liability for any damage or destruction to any of Lessee's property.

      11. Eminent Domain:

            A. Entire or Substantial Taking:

                  If the entire Demised Premises shall be taken under the power of eminent domain, this lease shall automatically terminate as of the date on which the condemning authority takes possession. Lessor shall not be separately or independently liable to the Lessee for the termination of Lessee's leasehold interest in said proceeding. The Lessee shall pay all rent and other sums due, and perform all of the covenants hereof up to the time when this lease shall terminate.

            B. Partial Taking:

                  In the event of any raking under the power of eminent domain which does nor so result in a termination of this lease, the rental payable hereunder shall be reduced effective as of the date on which the condemning authority takes possession, in the same proportion which the floor area of the portion of the Demised Premises taken bears to the floor area of the entire Demised Premises prior to the taking. Lessor shall promptly, at its expense, restore the portion of the Demised Premises (less and except the interior finishes of the Demised Premises) not so taken to as near its time thereafter, and this lease shall continue in full force and effect. Lessee shall, its cost and expense, restore the interior finishes of the Demised Premises to as near its former condition as is reasonably possible within thirty (30) days after completion of the work to be done by Lessor. Lessor shall not be liable for any inconvenience or interruption of business of the Lessee occasioned by such condemnation proceeding, restoration of the Demised Premises nor failure


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to restore the Demised Premises, or for loss or damage to any property of the
Lessee on the Demised Premises.

            C. Awards:

                  Any award for any taking of all or any part of the Demised Premises under the power of eminent domain shall be the property of Lessor, whether such award shall be made as compensation for diminution in value of the Demised Premises or for taking of the fee. Nothing contained herein, however, shall be deemed to preclude Lessee from obtaining, or to give Lessor any interest in, any award to Lessee for loss of or damage for cessation or interruption of Lessee's business.

            D. Sale Under Threat of Condemnation:

                  A sale by Lessor to any authority having the power of eminent domain, either under threat of condemnation or while condemnation proceedings are pending, shall be deemed a taking under the power of eminent domain for all purposes under this paragraph.

      12.   A. Offset Statement:

                  Within ten (10) days after request therefor by Lessor, or in the event that upon any sale, assignment or hypothecation of the Demised Premises and/or the land thereunder by Lessor, an offset statement shall be required from Lessee, Lessee agrees to deliver in recordable form a certificate to any proposed mortgagee or purchaser or to Lessor certifying that the lease is in full force and effect or, if not, stating the reasons why not; that the lease is unmodified or stating any known modifications; that the Lessor is not in default hereunder or stating any known default(s); and that there are no defenses or offsets against the rent payable hereunder or stating those claimed by Lessee. Failure to give such statement within said period of time shall be conclusive evidence that this lease is in full force and effect, is unmodified, that Lessee has no defenses or offsets against the rent payable hereunder, and that Lessor is not in default hereunder, and Lessee shall be estopped from asserting any defaults, modifications, offsets and defenses known to it at that time. Notwithstanding the foregoing, failure of the Lessee to provide such certificate within such period of time shall not relieve the Lessee of its obligation to provide such certificate and, in addition to all other remedies provided for by law and herein, in the event Lessee fails to timely deliver such certificate Lessor may, at Lessor's option, cancel this lease without incurring any liability on account thereof and the term hereby granted is expressly limited accordingly.

            B. Attornment:

                  Lessee shall, in the event any proceedings are brought for the foreclosure of, or in the event of exercise of the power of sale under any mortgage made by the Lessor covering the Demised Premises, attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as the lessor under this lease.

            C. Subordination:

                  Upon request of the Lessor, Lessee will subordinate its rights hereunder to the lien of any mortgage or mortgages, or the lien resulting from any other method of financing or [ILLEGIBLE], now or hereafter in force against the land and/or buildings of which the Demised Premises are a part, or against any buildings hereafter placed upon the land of which the Demised Premises are a part, and to all advances made or hereafter to be made upon the security thereof. This lease is subject to any lien(s), mortgage(s), ground or underlying lease(s), now or hereafter placed by Lessor upon or affecting the land, buildings or Demised Premises. Lessor will make a good faith efforts to obtain a non-disturbance provision for this lease in any mortgage it applies for pledging as collateral the demised premises; but, no mortgage shall be contingent upon such a provision being contained therein and, if not approved by the lending party no such provisions is effective and no mortgage shall be invalid or subordinate to this lease unless specifically stated therein.

            D. Attorney-in-Fact:

                  The Lessee, upon request of any part-in-interest, shall execute promptly such instruments or certificates to carry out the intent of articles 12 A and 12 C above as shall be requested by Lessor. The Lessee hereby irrevocably appoints the Lessor as attorney-in-fact for the Lessee with full power and authority to execute and deliver in the name of the Lessee any such instruments or certificates. If within ten (10) days after the date of a written request by Lessor to execute such instruments Lessee shall not have executed and delivered the same back to the Lessor, the Lessor may, at its option, cancel this lease without incurring any liability on account thereof, and the term hereby granted is expressly limited accordingly.

      13. (a) RECEIPT OF DEPOSIT. Lessee has this day deposited with Lessor, the additional sum of $8,000.00, receipt of which is hereby acknowledged by Lessor, as security for the full and faithful performance by Lessee of any and all of the terms, conditions and covenants of this lease


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on Lessee's part to be performed and kept by Lessee, including past due rent, and/or for the cost of any trash removal, house cleaning, and repair or correction of damages in excess of normal wear and tear.

            (b) RENT. If at any time during the term hereof Lessee shall be in default in the payment of the rent herein reserved or any portion thereof, or any other sums expressly constituting rent due hereunder, Lessor may appropriate and apply any portion of the security deposit as may be necessary to the payment of the overdue rent or other sums due under this lease.

            (c) REPAIRS. If at any time during the term of this lease Lessee should fail to repair any damage to the premises that Lessee is required to repair pursuant to the terms hereof, Lessor may appropriate and apply any portion of the security deposit as may be reasonably necessary to make such repairs.

            (d) CLEANING. If on the termination of this tenancy for any reason Lessee does not leave the leased premises in reasonably clean condition, then Lessor may appropriate and apply any portion of the security deposit as may be reasonably necessary to put the premises in such clean condition.

            (e) If Lessor uses the security deposit pursuant to this section during the term of this lease the Lessee upon written notice shall within five
(5) days of such notice pay such sum to Lessor as is required to maintain the full security deposit required hereunder. Failure of Tenant to pay the full required security deposit hereunder will constitute a default.

      14. Holding Over:

            If the Lessee retains possession of the Demised Premises or any part thereof after the termination of the term or any renewal thereof, the Lessee shall pay to the Lessor rent at double the amount payable for the month immediately preceding said holdover. The provisions of this paragraph do not waive the Lessor's rights of re-entry or any other rights or remedies hereunder but are in addition to any other rights and remedies of Lessor. Any retention of the Demised Premises or part thereof after the termination of this lease or any extension thereof shall be considered as a month-to-month holdover unless otherwise agreed to in writing by both parties. Holding over for one (1) day makes the Lessee liable for rent (at double the amount payable for the month immediately preceding the holdover) for the entire month.

      15. Personal Property Taxes:

            Lessee shall pay before any lien attaches or is placed upon the Demised Premises all property taxes and assessments on the furniture, fixtures, equipment and other property of Lessee located in the Demised Premises and on additions and improvements in the Demised Premises made by Lessee.

      16. Insurance:

            Lessee shall at all times during the term hereof, and at its cost and expense, maintain in effect workmens' compensation insurance and bodily injury liability and property damage liability insurance adequate to protect Lessor and naming Lessor as an insured in the liability contract against liability for injury to or death of any person in connection with the use, operation and condition of the Demised Premises in an amount not less than Two Million Dollars ($2,000,000.00) for injury to or death of one person in any one accident or occurrence, and in an amount not less than One Million Dollars ($1,000,000.00) for injury to or death of one person in any one accident or occurrence, and against damage to Leasehold, betterments and improvements in the amount of Five Hundred Thousand Dollars ($500,000.00) for each accident or occurrence. Said insurance shall at the option of the Lessor be the primary insurance as respects Lessor and not participating with any other available insurance.

            During the term hereof, the Lessee shall, at its own cost and expense, provide the following insurance coverage in such companies as it may select, with the approval of Lessor;

            A) Fire and Extended Coverage Insurance. The Lessee shall keep all buildings and improvements, including equipment, furnishings and fixtures, on, in or appurtenant to the premises insured against loss or damage by fire and all standard extended coverage in an amount equivalent to one hundred percent (100%) of the full replacement cost of the buildings and other improvements on the demised premises and the contents therein, which said policy or policies shall contain the so-called special coverage all risk endorsement, and the full replacement endorsement.

            B) Public Liability Insurance. The Lessee shall provide and keep in full force and effect general public liability insurance protecting Lessor against any and all liability in an amount not less than Two Million Dollars ($2,000,000.00) for bodily injury in respect to any one accident or disaster and in the amount of not less than One Million Dollars ($1,000,000.00) in respect to injuries to any one (1) person and Five Hundred Thousand Dollars ($500,000.00) for property damage. The amount of such coverage shall be subject to Lessor's review and shall be subject to increase, so that such amount shall be at least equal to the amounts carried by prudent owners and operators of properties similar to the demised premises in the same geographic area.

            C) Plate Glass Insurance. The Lessee shall provide and keep in full force and effect for the benefit of Lessor plate and other glass insurance covering glass in the demised premises.

            D) Flood Insurance. The Lessee shall secure the Federally sponsored flood insurance in the maximum coverage available or private insurance for the value of improvements to the premises unless not available.

            E) Hazardous Materials Coverage. Lessee shall at all times during the term hereof, and at its cost and expense, maintain in effect environmental and hazardous substances insurance adequate to protect Lessor and naming Lessor as an insured in the liability contract against liability for injury, damage, claim, loss, liability, or expense in connection with the demised premises in an amount not less than Ten Million Dollars ($10,000,000.00). Said insurance shall at the option of the Lessor be the primary insurance as respects Lessor and not participating with any other available insurance. In no event shall the limits of said policies be considered as limiting the liability of the Lessee under this lease.

            F) Premiums. All premiums and charges for all of the aforementioned insurance policies shall be paid by the Lessee and if the Lessee shall fail to make any such payments when due, or carry any such policy, Lessor may, at its option, make any such payments when due, or carry such policy, Lessor may, at its option, make such payment or carry such policy, and the amounts paid by Lessor with interest at the highest legal rate permitted by law thereon, shall be paid to Lessor by the Lessee on demand and all such amounts so repayable shall be considered as additional rent hereunder for the collection of which Lessor shall have all of the rights and remedies provided herein or by law provided for the collection of rent. Payment by Lessor of any such premiums or the maintaining by Lessor of any such policy shall not be deemed to waive or release the default of the Lessee with respect thereto.

            G) Renewal. Thirty (30) days prior to the expiration of each such policy, the Lessee shall deliver to the Lessor a binder evidencing a renewal of such policy, which said binder shall provide for a minimum of thirty (30) days written notice by the insurance company to Lessor of any change and/or cancellation thereof. The Lessee shall promptly pay the premiums for the renewal insurance and deliver to Lessor the original policy and duplicate receipt evidencing payment thereof.

            H) Compliance with Insurance Company Requirements. The Lessee shall not violate or permit to be violated any of the conditions or provisions of any such insurance policy provided for herein, and it shall so perform and satisfy the requirements of the various companies writing such policies that at all times companies of good standing satisfactory to Lessor shall be willing to write and/or continue such insurance.

            I) Collection of Proceeds. The Lessee and the Lessor shall cooperate with each other in connection with the collection of any proceeds that may become due in the event of loss and the Lessee shall execute and deliver to Lessor such proofs of loss and other instruments which may be required for such purpose or to expedite such purpose.

            K) Prior to the commencement of the term hereof, the Lessee shall furnish to the Lessor a binder or binders as evidence that the insurance required of it to be provided is in effect as of the commencement date of the term of this agreement. The Lessor shall be entitled to cancel the existing policies on the demised premises as of said date. Should the Lessee fail to deliver the binder or binders as aforesaid, any expense to Lessor in maintaining its current policies in order to protect itself and the demised premises shall be born by the Lessee.

            L) The Lessor may pay in the first instance the premiums required to be paid under any multi peril hazard insurance policies (including but not limited to coverage for loss of rents) which Lessor may now have or hereafter obtains from time to time in connection with the building and appurtenances thereto of which the Demised Premises are a part. If the cost of any such insurance premiums shall exceed in any lease year the cost thereof for the year 1995, Lessee shall pay such excess insurance premiums to Lessor (without any proration thereof) forthwith upon demand.

            M) Lessor at Lessor' option, may also require Leasee to procure any other insurance which Lessor reasonably deems appropriate in connection with the building and appurtenances thereto of which the Demised Premises is a part, and Lessee shall pay the cost and expenses thereof. Lessor, at any time and from time to time, shall have the right to increase the amount of insurance coverage which Lessee is required to carry hereunder, and Lessee shall, at Lessee's sole cost and expense cause such insurance policies to be amended within ten (10) days from date of request by Lessor. In no event shall the limits of said policies be considered as limiting the liability of Lessee under this lease.

            N) Coverage of Liability Policies. The general public liability insurance policy specified in Sub-paragraph C hereof shall include the entire building and premises, together with the sidewalks in front of or adjacent to the demised premises.

            0) General Provisions. The coverages and/or policies described herein shall name both parties (and such other parties as are requested by Lessor) as payees as their interests may appear. All other such policies of insurance shall name Lessor, the Lessee and such other parties as Lessor requests as insureds, as their respective interests may appear, and, to the extent obtainable, shall contain an agreement that any loss payable to Lessor or to such other parties as Lessor requests, notwithstanding any act or negligence of the Lessee which might otherwise result in forfeiture of such insurance and that such policy shall not be canceled except upon a minimum of ten (10) days prior written notice to Lessor and to such other parties as Lessor requests. Lessor shall have no right of action against the Lessee with regard to any such loss or damage from fire and extended coverage, provided such loss is fully covered by insurance and provided this waiver does not invalidate any insurance policy. Should the Lessee desire to provide any insurance required by this agreement in the form of a blanket policy, it shall furnish satisfactory proof that such blanket policy complies in all respects with the provisions hereof, and that the coverage thereunder is at least equivalent to the coverage which would be provided under a separate policy insuring only the demised premises.

            P) Insurance Polices. All insurance required to be carried by Lessee hereunder shall be companies, on forms, and with loss payable clauses, satisfactory to Lessor and the policies of such insurance shall be delivered to Lessor by Lessee. No such policy shall be cancelable except after ten (10) days' written notice to Lessor. Lessee shall furnish such policies annually.

      17. Insurance Proceeds:

            Except within the last eight (8) months of the term of this lease or the termination of this lease, unless the Lessee elects to purchase the Demised Premises under the "Option to Purchase" herein, if the Demised Premises are totally or partially damaged by fire or other casualty, then the Lessor shall cause the Demised Premises, excluding personalty or personal property of Lessee, to be restored to a kind and quality substantially similar to that immediately prior to such destruction or damage. In the event of damage to or destruction of any building on the demised premises or of any of the personalty or personal property not covered by insurance proceeds, used in the operation and maintenance thereof, by fire or otherwise, the Lessee shall at such time and upon the conditions hereinafter set forth, restore, repair, replace, rebuild or alter the personalty or personal property not covered by insurance as nearly as possible to the condition such property was in immediately prior to such damage or destruction. Such restoration, repair, replacement, rebuilding or alteration shall be commenced as soon as practicable and, after such work has been commenced, it shall be persecuted with reasonable diligence; provided, however, in the event of total destruction of the improvements within the last eight (8) months of the term of this lease or the termination of this lease, Lessor may, at its option terminate the lease term of this agreement (not option) and Lessee may purchase the property by notifying Lessor of its election of the said option and, at the time of closing making all payments due under this lease to Lessor and exercising the terms of the "Option to Purchase" herein, which remedies shall be the sole and exclusive remedy of Lessee who shall then retain all insurance proceeds payable for repair of the demised premises and not used pursuant to the terms of this agreement for that purpose.

            Unless provided otherwise do to the exercise of an option to purchase by Lessee or other provisions of this lease, all insurance proceeds received by Lessor or such other parties as Lessor requests on account of such damage or destruction, less the cost, if any, of such recovery, shall be paid by Lessor to the payment of the cost of such restoration, repair, replacement, rebuilding or alteration (hereinafter referred to as "the work") including expenditures made for temporary repairs or for the protection of property pending the completion of permanent restoration, repair, replacement, rebuilding or alteration to the demised premises, and shall be paid out, as hereinafter provided, from time to time, as such work progresses, upon the written request of the Lessee which shall be accompanied by the following:

            A) Prior to the first payment, Lessee shall provide Lessor with a set of the final plans and specifications pursuant to which the restoration or rebuilding shall be done.

            B) A certificate of the architect, engineer or general contractor in charge of the work, dated not more than thirty (30) days prior to such request, setting forth that the sum then requested either has been paid by the Lessee or is justly due to contractors, sub-contractors, materialmen, engineers, architects or other persons whose names and addresses shall be stated who have rendered services or furnished materials for certain work. Such certificate shall give a brief description of such services and materials and shall list the several amounts so paid due to each of such persons, shall state the fair value of such work at the date of the requisition and shall state that no part of such expenditures has been or is being made the basis for any other request for payment. Such certificate shall state also that except for the amounts listed therein there is no outstanding indebtedness known to such architect, engineer or general contractor, after due inquiry, which is then due for labor, wages, materials, supplies or services in connection with such work which, if unpaid, might become the basis of any lien under the lien law of the State of Florida as it exists at that time upon such work or upon the demised premises.

            C) An affidavit sworn to by an authorized officer of the Lessee that all materials and all property constituting the work described in such certificate of the architect, engineer or general contractor are free and clear of all security interests, liens, charges or encumbrances, except encumbrances, if any, securing indebtedness due to persons specified in such certificate which are to be discharged upon payment of such indebtedness.

            Upon compliance with the foregoing provisions, Lessor, only out of such insurance proceeds, and upon the request of the Lessee, shall pay to the persons named in such certificate the respective amounts stated therein to be due to them, or shall pay to the Lessee the amount stated in such certificate to have been paid by it; provided, however, that such payment shall not exceed in amount the fair value as stated in such certificate of the relevant work. In the event the insurance proceeds in the hands of the Lessor exceed the amount required to pay the cost of such work, Lessor shall be entitled to retain such excess.

            The Lessee's obligation to pay the basic rent, taxes and insurance and all other charges and to perform all other terms of this agreement shall not be effected by such damage to or destruction of any building on the demised premises or of the furniture, fixtures and equipment used in the operation and maintenance thereof, and the Lessee does hereby waive the provisions of any statute or law now or hereafter in effect contrary to such obligation of the Lessee as herein set forth or which releases the Lessee therefrom.

            Notwithstanding the foregoing provisions of this section, any insurance proceeds in the hand of Lessor or its mortgagee, shall not be required to be paid out if, at the time of the request for payment, the Lessee is in default in the performance of any term hereof as to which notice of default has been given and which has not been remedied within the time limit specified in this agreement. Nothing in this agreement shall require the Lessor to pay more than any applicable insurance proceeds for any temporary repairs or for the protection of property pending the completion of permanent restoration, repair, replacement, rebuilding or alteration to the demised premises, or for permanent restoration, repair, replacement, rebuilding or alteration to the demised premises. If insurance proceeds are not sufficient to complete any work needed or desired the Lessee shall have the option of paying the balance needed or choosing not to have said work done.

      18. Utility Services:

            Lessee shall pay for all utility services supplied to the Demised Premises, including but not limited to electricity, water, sewer, garbage collection, and gas. No interruption or the stoppage of any utility services supplied to the Demised Premises shall abate the rent payable hereunder, or impose any liability upon the Lessor. Failure of Lessee to maintain utilities for the demised premises, unless due to circumstances beyond its control, shall constitute a default under this Lease. In the event Lessee desires hot water, Lessee, at its cost and expense shall maintain the hot water heater and system. Lessee shall also clean and maintain any cesspool or septic tank or lift station installed for the use of the Demised Premises.

      19. Maintenance and Repair:

            The Lessee shall throughout the term of this Lease, at its own cost and expense, put, keep and maintain the Demised Premises in good, substantial and sufficient condition (including but not limited to replacements when necessary), repair and order, both inside and outside, structural and non-structural, and the yards, areas, railing, fences, sidewalks, coal holes, roofs, vaults, parking lot, and curbs thereon or adjoining the Demised Premises and all connections with the street, steam, water, electric, gas mains and sewers, air conditioning apparatus, boilers and machinery and such other fixtures used in connection with the operation of the building on the Demised Premises including without limitation any and all replacements made by Lessee. In addition to any indemnities contained in this Lease, the Lessee shall indemnify and save the Lessor harmless from and against any and all costs, expenses, claims, losses, damages, fines, or penalties, including reasonable counsel fees at both trial and appellate levels, because of or due to the Lessee's failure to comply with the foregoing, and the Lessee shall not call upon the Lessor for any disbursement or outlay of money whatsoever, and hereby expressly releases and discharges the Lessor of and from any liability or responsibility whatsoever in connection therewith.

      20. Real Estate Taxes:

            Lessee shall pay to Lessor forthwith upon demand any real estate taxes, and any other publicly authorized imposition, however styled, levied against the Demised Premises (including, without limitation, all improvements thereon) for the year 1999 (there shall be proration for 1999 taxes based upon the Lessee's possession of the subject property during said year) and for each year of the term of this lease. In addition to any other remedies available to Lessor, Lessor shall have all of the remedies for the collection of said taxes as are provided Lessor under the terms of this lease for the collection of rent. The parties recognize that the term of this lease ends on July 31, 2002, and accordingly agree that on the last day of the term of this lease lessee shall pay to Lessor the Lessee's prorata share of all real estate taxes and other publicly authorized impositions levied against the Demised Premises based upon the prior years tax. Within ninety (90) days after Lessor's receipt of the real estate tax bill from the appropriate governmental authority, or such other reasonable time thereafter, as determined by Lessor in its sole and absolute discretion, Lessor will certify to Lessee the amount of actual taxes due and payable on the premises, taking into account all applicable discounts for early payment of the taxes, and if the amount of estimated taxes paid by the Lessee is less than the actual amount of real estate taxes, the Lessee shall remit the balance due Lessor within ten (10) days of such billing. If the Lessee has overpaid its share of taxes, the Lessor shall credit such overpayment to the Lessee's tax billing for the following year. The failure of Lessor to provide such certification within the time prescribed above shall not relieve the Lessee of its obligations generally or for the specific year in which any such failure occurs.

            For the tax year in which the term of the agreement commences or terminates, and for the tax year in which any extension term, if any, terminates the above provisions relating to real estate taxes shall apply, but Lessee's liability for real estate taxes for such year shall be subject to prorata adjustment based upon the number of days of such tax year falling within the term during which the Lessee occupies the premises.

            For the purposes of the Article, the term "real estate taxes" shall be interpreted in its broadest sense and shall include but not be limited to public impositions not in existence during the year of the Commencement Date of this Lease but hereafter come into existence.

            The Lessor shall furnish the Lessee with copies of real estate tax bills.

            The Lessee shall, at its own costs and charges, bear, pay and discharge all taxes, assessments, whether general or special, ordinary or extraordinary, for public betterments or improvements or otherwise, water and sewer taxes, water and sewer rates and/or meter charges, charges for setting, resetting, replacing or repairing meters in any building ow standing upon or which may hereafter be erected upon the demised premises or any part thereof and any and all other sums, payments or licenses laid, levied, assessed, charged or imposed upon or growing due and payable out of liens upon, or for or by reason of, said demised premises or any part thereof, including personalty located therein, the leasehold estate hereby created, and the sidewalks and streets in front of or appurtenant to the same by virtue of any present or future law, order or ordinance of any applicable taxing district, and each and every other sum or sums of money which in any event or upon any contingency herein mentioned or provided for or pursuant to any covenant or provision hereof. The Lessee shall from time to time, upon reasonable request, exhibit vouchers and receipts for all such payments to Lessor, except with respect to payment of real estate taxes, the method of payment for which is provided in this agreement. Upon default of any such sums by the Lessee for fifteen (15) days after any such sums shall have become payable, Lessor may, upon five (5) days written notice to Lessee, pay the same and the provisions set forth herein pertaining to default and/or reimbursement shall be immediately applicable; provided, however, that should any such item be payable without penalty or interest for more than thirty
(30) days after the same becomes payable, then the time in which the Lessee may pay the same shall expire five (5) days prior to the last day on which such payment may be made without interest or penalty.

            The Lessee shall have the right in good faith to contest or review by legal proceedings or in such other manner as they deem suitable, which proceedings, if instituted, shall be conducted promptly at the Lessee's sole expense and cost and free of expense or cost to Lessor, any such taxes, assessments or other charges required by the terms hereof to be paid by the Lessee, provided that Lessee makes all such contested payments and provides such security as Lessor may require.

            The Lessee shall pay as additional rent to Lessor during the term of this agreement all real estate taxes levied or assessed against the premises by any lawful authority, in equal monthly installments in such amounts as are estimated and billed each year by Lessor, plus sales tax thereon, each such installment being due on the first day of each month.

      21. Exemption of Lessor:

            Lessor and Lessor's agents, employees and contractors shall not be liable for, and Lessee hereby releases all claims for, any injury or damage which may be sustained by the person, goods, wares, merchandise or property of Lessee, its employees, invitees or customers, or any person claiming through Lessee, or any other person in or about the Demised Premises caused or resulting from fire, steam, electricity, gas, water or rain which may leak or flow from or into any part of the Demised Premises, or from the breakage, leakage, obstruction or other defects of the pipes, elevators, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures of the same, whether the said damage or injury resulting from conditions arising upon the Demised Premises or upon other portions of the building of which the Demised Premises are a part, or from other sources. Lessor shall not be liable for any damages arising from any act or neglect of any other tenant in the building of which the Demised Premises are a part. Neither Lessor nor Lessor's agents shall be liable for any damages to property of Lessee entrusted to employees or agents of the Lessor, nor for any damage or loss of any property of Lessee by theft or otherwise.

            Cleanliness, Waste, and Nuisance: Lessee shall keep the Demised Premises at all times in a neat, clean and sanitary condition, shall neither commit nor permit any waste, pollution, hazardous, chemicals or substances, except as specifically allowed pursuant to this lease hereinafter, or nuisance thereon, and shall keep the walks adjacent thereto free from waste or debris.

            Termites: In the event the Demised Premises should become infested with termites, Lessee agrees, at its cost and expense, to remedy such condition, and remove therefrom all of its property which may be damaged as a result of the extermination of the building. Lessor has no liability to Lessee for said condition, for damage or theft of Lessee's property or for injury to Lessee's person. Further, the lease shall continue in full force and effect and rent shall not abate during the period of time lessee is remedying such condition. The term "termites" as used herein shall be deemed to mean all wood destroying organisms.

            Damage to Person or Personal Property: The Lessee covenants that all personal property placed on the premises shall be at the risk of the Lessee or the owner thereof, and Lessor shall not be liable for any damage to any property or person at any time in or on the leased premises or in said buildings from gas, electricity, water, rain, wind or other source, whether they may leak into, issue or flow from any part of said building, or from the pipes or plumbing works of the same, or from any other place or quarter, or, irrespective of the foregoing, for any damage from any cause, whether or not any such damage may result from any act of omission or commission by any of Lessor's agents, employees, servants or contractors. The Lessee shall give Lessor or to its agents, prompt written notice of any accident or incident to, defect in, the water pipes, gas pipes, warming or cooling apparatus or electric wires, and the same will be remedied by the Lessee with due diligence.

            No destruction to any building or improvement upon the demised premises by fire, windstorm or other casualty shall entitle the Lessee to surrender possession of the demised premises, to terminate this agreement, to violate any of the provisions hereof or to cause any rebate or abatement in the rent due or thereafter becoming due hereunder.

      22. Affirmative Covenants of Lessee:

            In addition to any other affirmative covenants of Lessee herein, Lessee agrees (i) to comply with any and all requirements of any of the constituted public authorities, and with the terms of any State or Federal Statute or local ordinance or regulation applicable to Lessee or its use of the Demised Premises, and save Lessor harmless from penalties, fines, costs, expenses or damages resulting from failure to do so; (ii) to give to Lessor prompt written notice of any accident, fire or damage occurring on or to the Demised Premises; (iii) trailers and trucks shall not be permitted to remain parked overnight in the sidewalk or pedestrian walkway area of the Demised Premises; (iv) to keep all garbage and refuse in a proper container and to place the same outside of the Demised Premises prepared for collection in the manner, at the times and places, and in accordance with all municipal, county and state regulations; (v) to keep the Demised Premises clean, orderly, sanitary and free from objectionable odors and from insects; (vi) to conduct its business in the Demised Premises in all respects in a dignified manner and in accordance with the legal standards for the operation of an motor vehicle sales and rental facility; (vii) Lessee shall not commit or suffer to be committed any waste upon the Demised Premises or any nuisance; (viii) Lessee shall use, at Lessee's cost, a pest extermination contractor at such intervals as may be necessary to keep the Demised Premises free of pests; Lessee shall annually furnish to Lessor a copy of a pest control contract complying with the foregoing; (ix) that all mechanical apparatus, machinery and equipment shall be kept free of vibrations and noise which may be transmitted beyond the Demised Premises, and no objectionable odors shall be permitted to emanate or be dispelled from the Demised Premises; (x) Lessee, at its expense, and shall install such fire extinguishers and other safety equipment as required by law; (xi) to repair or replace, at Lessee's sole cost and expense, any property of the Lessor, the Demised Premises and the building of which it is a part, or any one or more of the foregoing, damaged or destroyed by fire, other casualty, act or omission of the Lessee, its agents, guests, invitees, contractors, successors and assigns, or any of the foregoing; (xii) except for the making of mortgage payments, to comply in all respects with the terms of any mortgages now or hereafter encumbering the Demised Premises, so as not to place Lessor in default thereunder.

            The Lessee shall maintain all portions of the demised premises and adjoining areas in a clean and orderly condition, free of dirt, rubbish and unlawful obstructions. The Lessor shall not be required to furnish any services or facilities or to make any repairs or alterations in or to the demised premises or adjoining areas. The necessity for and adequacy of repairs to the demised premises and adjoining areas pursuant hereto shall be measured by the standard which is appropriate for improvements of similar construction and class, provided that the Lessee shall in any event make all repairs necessary to avoid any structural damage or injury to the building or parking areas.

            The Lessor and its agent and other representatives do hereby reserve the right to enter into and upon the demised premises or any part thereof at all reasonable hours and days for the purpose of examining the same or making such repairs or alterations as may be necessary for the safety and preservation thereof. In case of the neglect or default of the Lessee in making the same, Lessor may do so after reasonable notice to the Lessee, except that no such notice shall be required in case of emergencies, and all costs and expenses incident thereto with interest thereon at the highest legal rate permitted by law shall be repaid by Lessee to Lessor as additional rent as provided for hereafter. Lessor shall make every effort in the exercise of its rights under this paragraph so as not to disrupt the business of Lessee.

            This section shall have the same force and effect at all times during the term of this agreement as it has on the first day hereof. The Lessee shall not be relieved of any duty hereunder by virtue of the fact that the term hereof is close to expiration. If the requirement for making repairs or replacements is imposed by any governmental authority, then such requirement for repairs or replacement shall be complied with by the Lessee. Any repairs, replacements, improvements, alterations or additions made by the Lessee must conform to applicable governmental, building, zoning and health codes then in effect.

            The Lessor or its agents, shall have the right to enter upon the demised premises at all reasonable times and days in order to examine it, and, after the expiration date in sub-section 2 of section 35, if the option is not exercised, to show it to prospective purchasers or lessees. During the last six
(6) months next preceding the expiration of the term hereof the Lessor or its agents shall have the right, if the option is not exercised, to place notices on the front of said premises or any portion thereof, except that said notices shall not cover any windows in the building offering the premises "To Let" or "For Sale" or otherwise as appropriate and the Lessee shall permit same to remain thereon without hindrance or molestation.

            If, during the last month of the term hereof the Lessee shall have removed all, or substantially all of its personal property therefrom, the Lessor may immediately enter and alter, renovate and redecorate the demised premises, without elimination or abatement of rent and without liability to the Lessee for any compensation, and such acts shall have no effect upon this agreement.

            Lessee shall replace at the expense of Lessee any and all plate and other glass damaged or broken from any cause whatsoever in and about the demised premises for and in the name of Lessor during the term of this Lease.

      23. Negative Covenants of Lessee:

            In addition to any other negative covenants of Lessee herein, Lessee agrees that it will not do any of the following without the prior consent in writing of the Lessor; (a) use or operate any mechanical apparatus, equipment or machinery that is causing harm to the building or illegally disturbing to others; nor shall Lessee use any loud speakers, televisions phonographs, radios or other devices in a manner not permitted by applicable law, regulation or rule, nor display merchandise on the exterior of the Demised Premises either for sale or for promotion purposes other than as permitted by applicable law, rule or regulation; (b) do or suffer to be done any act, manner or thing objectionable to the fire insurance companies whereby the fire insurance or any other insurance now in force or hereafter to be placed on the Demised Premises or any part thereof, or on the building of which the Demised Premises may be a part, shall become void or suspended, or whereby the same shall be rated as a more hazardous risk than at the date the Lessee received possession hereunder;
(c) cause any default to occur under any mortgages now or hereafter encumbering the Demised Premises as a result of Lessee's occupancy or use of the Demised Premises.

            The Lessee shall not at any time occupy the demised premises in violation of the certificate of occupancy issued therefor, and in the event any governmental authority having jurisdiction thereof shall at any time contend or declare by notice, violation order or in any other manner whatsoever, that the conduct upon the demised premises is inconsistent with any law, regulation or certificate of occupancy, the Lessee shall immediately cease and desist or cause such conduct to be immediately abated until such time as a court having competent jurisdiction rules that same is proper. The Lessee shall not use or permit the use of the demised premises for any purpose which, in the reasonable opinion of the Lessee, would adversely affect its value other than as a motor vehicle sales, rental and repair facility.

      24. Signs:

            Lessee will not place or suffer to be placed or maintained at the Demised Premises any sign, awning, or canopy, without written notification having first been sent to Lessor. At the termination of this lease all permitted signs, awnings, canopies and advertising materials shall be removed by Lessee and the surface upon which same were affixed shall be restored to its original condition, all at Lessee's sole cost and expense. Those items put on new construction do not have to be removed, but remain a part of the Demised Premises.

      25. Rights of Lessor:

            In addition to any other rights reserved to Lessor herein, Lessor reserves the following additional rights with respect to the Demised Premises:
(a) upon reasonable notice, and from time to time during normal business hours, by itself or its duly authorized agents, to go upon and inspect the Demised Premises and every part thereof; (b) in an emergency to go upon and inspect the Demised Premises and every part thereof, and at its option to make repairs, alterations and additions to the Demised Premises or the building of which the Demised Premises are a part; (b) after notice from either party of intention to terminate this lease, or at any time after expiration date has passed and the Lessee has not exercised the option to purchase in section 35, a "For Rent" sign, "For Sale" sign, or both "For Rent and "For Sale" signs, and all of said signs shall be placed upon such part of the Demised Premises and the building of which the Demised Premises are a part, or either, as Lessor shall require, except on door or doors leading into the Demised Premises. Prospective purchasers or tenants authorized by Lessor may inspect the Demised Premises at reasonable hours at any time, and from time to time after notice from either party of intention to terminate this lease, or at any time after expiration date has passed and the Lessee has not exercised the option to purchase in section 35; (c) in an emergency, as needed, to install or place upon, or affix to, the roof and exterior walls of the Demised Premises or the building of which the Demised Premises are a part equipment, signs, displays, antennae, and any other object or structure of any kind; (d) in an emergency to make alterations or additions to buildings of or the grounds in which the Demised Premises are contained; (e) if, at any time after expiration date has passed and the Lessee has not exercised the option to purchase in section 35 (whether the Initial Term or a Renewal Term), Lessee shall have removed all or substantially all of Lessee's property from the Demised Premises, Lessor may immediately reenter the Demised Premises and commence preparation of it for any future tenant, furthermore, the Lessor may allow such future tenant to occupy all or any portion of the Demised Premises; and these acts shall have no effect on Lessee's obligations under this Lease and Lessee shall be entitled to no abatement or diminution of rent, as a result thereof; and (f) to retain a pass key to the Demised Premises, and to enter the Demised Premises at any time, and from time to time, in the event of a happening which the Lessor deems to be an emergency, for the purpose of removing additions or alterations made by the Lessee to the Demised Premises without the consent of Lessor, and for such other reason as Lessor deems appropriate.

      26. Assignment and Subletting:

            A. Lessee shall not voluntarily or by operation of law assign, transfer, mortgage or otherwise encumber all or any part of Lessee's interest in this lease, the Lessee's fixtures in the Demised Premises, and shall not sublet all or any part of the Demised Premises, and, if Lessee is a corporation, shall not permit a transfer of effective voting control of Lessee without the prior written consent of Lessor in each instance, and any attempted assignment, transfer, mortgage, encumbrance or subletting without such consent shall, at the option of Lessor, constitute grounds for termination of this lease or an event of default under section 7 of this lease. If it shall be determined that Lessor's consent be unreasonably withheld, Lessor shall in no event be liable for any money judgment by reason thereof. Any assignment or sub-letting of this lease, without the written consent of Lessor, shall constitute a breach of this agreement.

            B. No Release of Tenant: No subletting or assignment, even with the consent of Lessor, shall relieve Lessee of its obligation to pay the rent and to perform all of the other obligations to be performed by Lessee hereunder. The acceptance of rent by Lessor from any other person shall not be deemed to be a waiver by Lessor of any provision of this lease or to be a consent to any assignment of subletting.

      C. Written Instrument: Each subletting or assignment to which Lessor has consented shall be by an instrument in writing in form satisfactory to Lessor, and shall be executed by the sublessor or assignor and by the sublease or assignee in each instance, as the case may be, and each sublessee or assignee shall agree in writing for the benefit of the Lessor herein to assume, to be bound by, and to perform the terms, covenants and conditions of this lease to be done, kept and performed by the Lessee. One executed copy of such written instrument shall be delivered to the Lessor.

            27. Performance of Lessee's Covenants:

            A. Lessee covenants and agrees that it will perform all agreements herein expressed on its part to be performed, and that it will promptly upon receipt of written notice of non-performance thereof, comply with the requirements of such notice, and, further, that if Lessee shall not comply with such notice to the satisfaction of Lessor within forty eight (48) hours after delivery thereof (or if such compliance cannot reasonably be completed within forty eight (48) hours, if Lessee shall not commence to comply within such period and thereafter proceed to completion with due diligence) Lessor may, at its option, do or cause to be done any or all of the things specified in said notice, and in so doing Lessor shall have the right to cause its agents, employees and contractors to enter upon the Demised Premises and, in such event, shall have no liability to Lessee for any loss or damage resulting in any way from such action, and Lessee agrees to pay promptly upon demand any expense incurred by Lessor in taking such action, any such sum to be collectible from Lessee as additional rent hereunder, and shall be paid by Lessee to Lessor forthwith upon demand.

      B. The Lessee shall pay as additional rent all sums of money or charges required to be paid by Lessee under this lease, whether or not the name be designated additional rent. If such amounts or charges are not paid at the time provided in this lease, they shall, nevertheless, if not paid when due, be collectible as additional rent forthwith upon demand of Lessor, but nothing herein contained shall be deemed to suspend or delay the payment of any amount of money or charge at the time the same becomes due and payable hereunder, or limit any other remedy of the Lessor.

            28. Notices:

            Wherever in this lease it shall be required or permitted that notice or demand be given or served by the Lessee to the Lessor, such notice or demand shall not be deemed to have been duly given or served unless same is in writing, and mailed certified mail, return receipt requested, postage prepaid, and deposited in the United States mail, addressed to Lessor at the address set forth on page one of this lease. Such notice shall not be deemed to be received until actually received by Lessor. The address of Lessor may be changed from time to time by Lessor serving notice to Lessee as above provided.

            In each instance where it shall be required or permitted that notice or demand be given or served upon Lessee, any such notice or demand may be served upon Lessee by personally serving same on Lessee, or any employee of Lessee, found at or upon the Demised Premises, or by mailing same in an envelope or wrapper properly addressed to Lessee in care of the Demised Premises, with postage thereon fully prepaid, or by posting same on the front door of the Demised Premises, or by any other method permitted by law.

      29. Limitation of Liability:

            The parties do hereby agree that if there shall at any time be or arise any liability on the part of Lessor by virtue of this lease or because of the relation hereby established, whether due to the negligence, breach or default of Lessor, or otherwise, such liability of Lessor is and shall be limited to a sum not to exceed the monthly rental payment required to be made hereunder during the first two months of the term of this lease, or Lessee's actual damage, whichever is less, which sum shall be paid by Lessor and received by Lessee as agreed and liquidated damages. Such liability as herein set forth is fixed as agreed and liquidated damages and not as a penalty and this liability shall be complete and exclusive.

      30. Default by Lessor:

            Lessee agrees, in the event of any act or omission by Lessor which would give Lessee the right to terminate this lease or to claim a partial or total eviction, or to declare the Lessor in default hereunder, not to exercise such right (i) until Lessee has notified in writing the Lessor such act or omission; (ii) until a reasonable period, not exceeding thirty (30) days, shall have elapsed following the giving of such notice; and (iii) unless Lessor shall not have so commenced within such thirty (30) day period to remedy such act or omission or to cause the same to be remedied. During the period between the giving of such notice and the remedying of such act or omission, the rental herein recited shall not be abated.

      31. Miscellaneous:

            A. Acceptance of Demised Premises: The Lessee acknowledges that the building at the Demised Premises was in existence at the commencement of this lease. Therefore, it accepts (i) the design and construction of the building at the Demised Premises are a part; (iii) the existing parking and access areas; and (iv) the other areas, as satisfactory. In addition to the aforestated, the Lessee acknowledges it has inspected the Demised Premises, has had access to all materials requested regarding the Demised Premises and accepts the said premises in its existing condition "as is."

            B. Accord and satisfaction: No payment by Lessee or receipt by Lessor of a lesser amount than the rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent nor shall any endorsement or statement on any check or any letter be deemed an accord and satisfaction, and Lessor may accept such check or payment without prejudice to Lessor's right to recover the balance of such rent or pursue any other remedies in this Agreement or as provided by law, or both of the foregoing. No receipt of money by the Lessor from the Lessee after the termination of this Lease or after the service of any notice or after the commencement of any suit, or after final judgment for possession of the Demised Premises shall reinstate, continue or extend the term of this lease or affect any such notice, demand or suit.

            C. Brokers: Lessee represents and warrants that there are no claims for brokerage commission or finder's fee in connection with the execution of this lease and agrees to indemnify Lessor against and hold harmless from all liabilities arising from any such claim, including attorneys' fees at both trial and appellate levels.

            D. Exculpation: Notwithstanding anything to the contrary in this lease contained (each and every term, covenant, condition and provisions of this article) Lessee agrees that it shall look solely to the estate and property of the Lessor in the land and building comprising the building of which the Demised Premises are a part for the collection of any judgment (or other judicial process) requiring the payment of money by Lessor in the event of any default or breach by Lessor with respect to any of the terms, covenants and conditions of this lease to be observed and performed by Lessor and no other property or estates of Lessor shall be subject to levy, execution or other enforcement procedures for the satisfaction of Lessee's remedies.

            E. Waiver: The waiver by Lessor of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of rent hereunder by Lessor shall not be deemed to be a waiver of any preceding breach by Lessee of any term, covenant or condition of this lease, other than the failure of Lessee to pay the particular rental so accepted, regardless of Lessor's knowledge of such preceding breach at the time of acceptance of such rent. No covenant, term or condition of this lease shall be deemed to have been waived by Lessor, unless such waiver be in writing by Lessor. The Lessor's failure to exercise any of the rights given Lessor hereunder shall not operate to forfeit any of the said rights.

            F. Construction: This Lease Agreement, and any documents or instruments delivered pursuant thereto, shall be construed without regard to the identity of the person who drafted the various provisions hereof. Moreover, each and every provision of this Lease Agreement, and such other related documents or instruments delivered pursuant thereto, shall be construed without regard to the identity of the person who drafted the various provisions hereof. Moreover, each and every provision of this Lease Agreement, and such other related documents and instruments, shall be construed as though all parties hereto participated equally in the drafting thereof. As a result of the foregoing, any rule or construction that a document is to be construed against the drafting party shall not be applicable. The terms "Lease" "Lease Agreement" or "Agreement" shall be inclusive of each other, also to include renewals, extensions or modifications of this Lease. Words of any gender used in this Lease shall be held to include any other gender and words in the singular shall be held to include the plural and the plural to include the singular when the sense requires.

            G. Waiver of Jury Trial and Counterclaims: The parties hereto waive trial by jury in connection with proceedings or counterclaims brought by either of the parties hereto against the other. In the event of suit by the Lessor to collect rent, Lessee shall not interpose any counterclaim in such proceeding; provided, however, Lessee may assert such counterclaim in a separate action brought by Lessee.

            H. Captions and Paragraph Numbers: The captions, paragraph numbers, subparagraph numbers and index appearing in this lease are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope of intent of such paragraphs or sub-paragraphs of the lease nor in any way affect this lease.

            I. Transfer of Lessor's Interest: In the event of any transfer or transfers of Lessor's interest in the Demised Premises, the transferor shall be automatically relieved and freed of any and all future obligations and liabilities on the part of Lessor accruing from and after the date of such transfer, and Lessee agrees to look solely to the grantee of the fee interest for the performance of all of the terms, covenants, conditions, agreements and obligations contained in this Agreement, from the date of the transfer of the Demised Premises.

            J. Separability: If any one or more of the provisions of this lease, or the applicability of any such provision to a specific situation, shall be held invalid or unenforceable such provision shall be modified to the minimum extent necessary and in accordance with the intent of such provision to make it or its application valid and enforceable, and the validity and enforceability of all other provisions of this lease and all other applications of such provision shall not be affected thereby; however, if such provision or the applicability of any such provision to a specific situation cannot be made valid and enforceable, and in accordance with the intent of such provision by such minimal modification, then such provision shall be stricken from this lease and the remaining provisions contained herein shall remain in full force and effect.

            K. Use: Lessee shall use and occupy the Demised Premises only for use as motor vehicle sales and rental.

                  Lessee shall not at any time use, suffer, occupy or permit the Demised Premises to be used or occupied in any manner which would in any way violate any term, covenant, provision or agreement contained in this lease, violate any certificate of occupancy issued for the building of which the Demised Premises form a part, and shall not use, suffer or permit the Demised premises to be used or occupied in whole or in part in a manner which may violate the laws, orders, ordinances, rules, regulations or requirements of any department of the federal, state or municipal governments or of any department, subdivision, bureau or office thereof. Lessor makes no representation that the use permitted or to be made by the Lessee of the Demised Premises is lawfully permitted, and in the event such use is not lawfully permitted rent shall not abate hereunder. No motor vehicle repair or engine cleaning or cleaning using environmentally hazardous materials shall be done.

            L. Time of Essence: Time is of the essence with respect to the performance of every provision of this lease in which time of performance is a factor.

            M. Recording: The Lessor shall have the right to record this lease and, at the request of the Lessor, the Lessee agrees to execute the necessary acknowledgment required to record the lease, in either short form or long form. Lessee shall not record this lease without the written consent of Lessor, and, in the event of such recording without written consent of Lessor, Lessor shall have the right to bring an action to expunge this lease from the public records and shall be entitled to damages, costs, injury to said contents, leasehold improvements or personal property whether by way of subrogation, assignment or claims or otherwise. Pursuant to Section 713.10, Florida Statutes, 1995, the parties shall record a memorandum limiting Lessor's liability to the full extent of the law.

      32. Environment:

            Both the Lessee and the Demised Premises shall remain in compliance with all applicable laws, ordinances, and regulations (including consent decrees and administrative orders) relating to public health and safety and protection of the environment, including, but not limited to, those statutes, laws, regulations, and ordinances identified herein, all as amended and modified from time to time (collectively, "environmental laws"). All governmental permits relating to the use or operation of the premises required by applicable environmental laws are and will remain in effect, and Lessee will comply with them.

            Notwithstanding the general prohibition contained in this section the Lessee, to the extent necessary to carry on the motor vehicle preparation and repair which is a part of its business, but only to the extent allowed by and in compliance with the law, after receiving any necessary permits, certificates or approvals, the Lessee may store, use, transport, treat and dispose of hazardous materials as allowed by law, in the quantities and form allowed by law, on the Demised Premises. Prior to and during such materials being on the Demised Premises the Lessee shall have the equipment and procedures, including any safety or emergency equipment and procedures, for using, storing, transporting, treating, caring for, and disposing of said materials reviewed and approved by a qualified engineer(s) with recognized expertise in contamination assessment, and control and use of hazardous materials, acceptable to the Lessor; so as to protect against the improper handling of said materials and adhere to the highest standards recognized for the handling of such materials and safeguarding of the Demised Premises.

            Said engineer(s) shall, during the term of this lease, continually supervise the equipment and procedures for handling all "hazardous material" for Lessee. The use of such an engineer is an essential term of this lease. The Lessee and its engineer(s) shall, upon receipt of a written request, provide to Lessor any information or materials requested regarding "hazardous materials" on or effecting the Demised Premises. Recognizing that the safe and secure handling, use, transportation, disposal and storage of hazardous materials on the Demised Premises is the complete responsibility of the Lessee, the Lessee shall comply with the highest recognized standards for safeguarding the Demised Premises. Any problems with hazardous materials on the Demised Premises shall be an emergency for purposes of allowing the Lessor access to the Demised Premises under the provisions of this lease.

            Except as explicitly stated above, the Lessee will not permit to occur any release, generation, manufacture, storage, treatment, transportation, or disposal of "hazardous material", as that term is defined in any paragraph herein, on, in under, or from the premises. Lessee will promptly notify Lessor, in writing, if Lessee has or acquired notice or knowledge that any hazardous material has been or is threatened to be released, discharged, disposed of, transported, or stored on, in, under, or from the premises; and if any hazardous material is found on the demised premises, Lessee, at its own expense and cost, will immediately take such action as is necessary to detain the spread of and remove the hazardous material to the complete satisfaction of the Lessor and the appropriate governmental authorities or entities.

            Lessee will immediately notify landlord and provide copies upon receipt of all written complaints, claims, citations, demands, inquiries, reports, or notices of any kind or nature, relating to the condition of the demised premises or compliance with environmental laws. Lessee will promptly cure and have dismissed with prejudice any of those actions and proceedings to the satisfaction of the Lessor. Lessee will keep the premises free of any lien imposed pursuant to environmental laws.

            Lessor will have the right at all reasonable times and from time to time to conduct environmental audits of the Demised Premises, and Lessee will cooperate in the conduct of those audits. The audits will be conducted by a consultant of Lessor's choosing, and, if any hazardous material not allowed or improperly or unsafely handled is detected or if a violation of any of the warranties, representations, requirements or covenants contained in this section is discovered, the fees and expenses of such consultant will be paid by Lessee and will be paid as additional rent under this agreement on demand of Lessor.

            If Lessee fails to comply with any of the foregoing warranties, requirements, provisions, representations, and covenants, Lessor may cause the material to be removed from the premises or take such other remedial and protective action as is necessary. The costs of hazardous material removal and any other cleanup (including transportation and storage costs) will be additional rent under this agreement, whether or not a court has order the cleanup and those cost will become due and payable on demand by Lessor. Lessee will give Lessor, its agents, and employees, access to the premises to remove or otherwise clean up any hazardous, dangerous or contaminated material. Lessor, however, has no affirmative obligation to remove or otherwise clean up any hazardous, dangerous or contaminate material.

            Lessee agrees to indemnify, defend (with counsel reasonably acceptable to Lessor and at Lessee's sole cost and expense), and hold Lessor and Lessor's affiliates, shareholders, directors, officers, employees, and agents free and harmless from and against all losses, liabilities, obligations, penalties, claims, litigation, demands, defenses, costs judgments, suits, proceeding damages (including but not limited to, consequential damages), disbursements, or expenses and fees incurred in investigating, defending, or prosecuting any litigation, claim, or proceeding) that may at any time be imposed upon, incurred by, or asserted or awarded against Lessor any of them in connection with or arising from or out of:

                  (a) any hazardous material, on, in, under, or affecting all or any portion of the devised premises;

                  (b) any misrepresentation, inaccuracy, or breach of any warranty, covenant, or agreement contained or referred to in this section;

                  (c) any violation or claim of violation by Lessee of any environmental law; or

                  (d) the imposition of any lien for the recovery of any costs for environmental clean up or other response costs relating to the release or threatened release of hazardous material.

            This indemnification is the personal obligation of Lessee and will survive termination of this agreement or the exercise of the option to purchase in this agreement. Lessee, its successors, and assigns waive, release, and agree not to make any claim or bring any cost recovery action against Lessor under CERCLA, as that term is defined in this section, or any state equivalent or any similar law now existing or enacted after this date. To the extent that Lessor is strictly liable under any such law, regulation, ordinance, or requirement, Lessee's obligation to Lessor under this indemnity will also be without regard to fault on the part of lessee with respect to the violation or condition that results in liability to Lessor.

            For purposes of this agreement, "hazardous material" means:

                  (1) "hazardous substances" or "toxic substances" as those terms are defined by the Comprehensive Environmental Response, Compensation, and Liability Act (CERCLA), 42 U.S.C. Section 9601, et seq., or the Hazardous Materials Transportation Act, 49 U.S.C. Section 1802, both as amended to this date and as amended after this date;

                  (2) "hazardous wastes," as that term is defined by the Resource Conservation and Recovery Act (RCRA), 42 U.S.C. Section 6902, et seq., as amended to this date and as amended after this date;

                  (3) any pollutant, contaminant, or hazardous, dangerous, or toxic chemical, material, or substance within the meaning of any other applicable federal, state, or local law, regulation, ordinance, or requirement (including consent decrees and administrative orders) relating to or imposing liability or standards of conduct concerning any hazardous, toxic, or dangerous waste substance or material, all as amended to this date or as amended after this date;

                  (4) crude oil or any fraction of it that is liquid as standard conditions of temperature and pressure (60 degrees Fahrenheit and 14.7 pounds per square inch absolute);

                  (5) any radioactive material, including any source, special nuclear, or by-product material as defined by 42 U.S.C. Section 2011, et seq., as amended to this date or as amended after this date;

                  (6) asbestos in any form or condition; and

                  (7) polychlorinated bipehenyls (PCB's) or substances or compounds containing PCB'S.

      33. Lessee's Resources:

            Lessee's sole recourse against Lessor, and any successor to the interest of Lessor in the premises, is to the interest of Lessor, and any successor, in the premises; including the right to seek specific performance of the option to purchase in section 35. Lessees will not have any right to satisfy any judgment which it may have against Lessor, or any successor, from any other assets of Lessor, or any successor.

            In this Section the terms "Lessor" and "successor" include the shareholders, venturers, and partners of Lessor and successor and the officers, directors, and employees of Lessor and successor.

      34. Effective Date: The effective date of this Lease shall be the date it is last signed by the Lessor by Lessee. Submission of this instrument for examination and consideration does not constitute a reservation of or option for the Demised Premises, The instrument becomes effective as a lease only upon execution and delivery both Lessor and Lessee.

      35. OPTION TO PURCHASE: The Option, granted by Lessor (the "Optionor"), to Lessee, (the "Optionee") is as follows:

            1. GRANT OF OPTION: In consideration of the sum of One and 00/100 Dollars ($1.00) paid by the Optionee to the Optionor on the date this instrument is executed by both parties, the Optionor grants to Optionee the exclusive option to purchase the Demised Premises for $980,000.00 in accordance with the terms and conditions set forth herein and in the annexed form of Contract for Sale and Purchase (see Exhibit "B" attached hereto) to be closed on July 31, 2002.

            2. EXPIRATION DATE: This option shall expire at midnight on July 31, 2002, (the "Expiration Date"). Except that this option shall expire earlier in the event that the Lessee defaults under the lease agreement set forth above. In the event of a default by the Lessee under the lease agreement this option shall expire on the date that the Lessor exercises its right and option to terminate the lease.

            3. NOTICE OF EXERCISE: This option may be exercised at any time prior to the Expiration Date with the closing to take place on or before July 31, 2002. The option may only be exercised by Optionee giving written notice to Optionor sent by registered or certified mail. The option will not be effectively exercised unless and until the Optionor has actually received the written notice of the exercise of the option and the deposit described herein. Also, in order for this Option to Purchase to be effectively exercised the Optionee shall simultaneously with the giving of written notice to Optionor, deposit with Robert J. Bogdanoff, Esquire's Trust Account, by local cashiers check, the sum of Ten Thousand and/ 00/100 Dollars ($10,000.00) as deposit under the option.

            4. CONTRACT FOR SALE AND PURCHASE: (1) If the Optionee has given proper and timely notice of the exercise of the option to Contract for Sale and Purchase attached hereto as Exhibit "B" shall be applicable to the Optionee's purchase of the Demised Premises. It shall not be necessary for either Optionee or Optionor to sign the Contract for Sale and Purchase since Optionor and Optionee are executing this option to purchase and have agreed herein that on the proper and timely exercise by Optionee of the option, the Contract for Sale and Purchase shall become effective.

                  (2) (a) If the Optionee elects in the timely notice the Optionor will grant a purchase money mortgage, see attached Exhibit "B" for additional terms, in the amount of $630,000.00 with interest at the rate of ten percent (10%) per annum amortized over thirty (30) years and the balance due, balloon payment due, in ten (10) years. If the said note is prepaid prior to the second year then a prepayment penalty in the amount of eight percent (8%) shall be paid in addition to the full amount of interest due for the first year. (b) The said mortgage shall contain clauses prohibiting on the subject property any mechanical repair work to any motor vehicles, parts thereof, machinery or equipment, prohibiting engine or parts cleaning, other than exterior washing of motor vehicles with non-toxic or other hazardous or dangerous materials or equipment, and prohibiting any and all activity that could cause or may result in any possible environmental contamination of any kind. (c) The said mortgage shall also contain clauses requiring Optionee to abide by and comply with any and all applicable requirements of the State of Florida, Palm Beach County, Palm Beach County Building and Zoning Department and to affirmatively maintain the current zoning uses, including special exception and site plan requirements and terms and allow for injunctive relief in favor of Optionor in the event of any breach or threatened breach of this paragraph so irreparable harm may not occur.
(d) The option rights may be assigned only to a corporation in which the Optionee is the sole owners. (e) The subject property is being sold in "As Is" condition only. Purchaser having had ample time to conduct any and all investigation and enquiry prior to exercising the option rights. No warranties or representations regarding the subject property, if any, shall survive the closing. (f) If the option is exercised and the Seller/Optionor desires to have the transaction performed as a tax free exchange or reduced tax transfer under Federal tax law, then, in that event, the Buyer/Optionee shall execute and/all documents, perform all actions, and so conduct the transaction so as to effectuate the intended transfer as a tax free exchange or reduced tax transfer under Federal tax law for Seller/Optionor.

            5. FAILURE TO EXERCISE OPTION: If the Optionee does not properly exercise this option, or if it terminates because of a default of the Lessee under the lease, the sum of Ten and 00/100 Dollars ($10,000.00) paid by the Optionee shall be retained by the Optionor as consideration for the grant of the option free of all claims of the Optionee and neither party shall have any further rights or claims under the option.

            6. COMPLETE AGREEMENT: No prior or present agreements or representations shall be binding upon Optionor or Optionee relating to the subject matter of this Option to Purchase unless included in this option and which are not fully expressed herein. This Option to Purchase cannot be changed or terminated orally or in any manner other than by a written agreement executed by both parties to the option.

            7. ACQUISITION 0F TITLE BY OPTIONEE TO THE PREMISES PURSUANT TO THIS OPTION TERMINATES OBLIGATIONS OF THE PARTIES UNDER THE LEASE EXCEPT AS SPECIFIED
HEREIN: In the event that the Optionee properly and timely exercises its option to purchase and acquires the fee simple title to the Demised Premises in accordance with the attached Contract for Sale and Purchase, then upon the closing of the acquisition, the obligations of the Lessor and Lessee under this Lease shall terminate. Except that the obligations of Lessee under paragraph 5, 16, 20, 21 and 32 of the Lease shall survive closing and shall survive expiration or termination of the Lease.

            8. BINDING EFFECT: Subject to the provisions herein contained, the covenants and conditions herein contained shall apply to and bind the heirs, legal representatives, and assigns of the parties hereto.

            IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals.


WITNESSES:                                   LESSOR:

/s/ [ILLEGIBLE]                         /s/ Robert M. Oresky
------------------------------          ------------------------------
                                        ROBERT M. ORESKY
/s/ [ILLEGIBLE]
------------------------------


WITNESSES:                                   LESSEE:

/s/ [ILLEGIBLE]                         /s/ Andrea Parkoff
------------------------------          ------------------------------
                                        Andrea Parkoff
/s/ [ILLEGIBLE]
------------------------------


                                             LESSEE:

/s/ [ILLEGIBLE]                         /s/ Michael Parkoff
------------------------------          ------------------------------
                                        Michael Parkoff
/s/ [ILLEGIBLE]
------------------------------

                               LEGAL DESCRIPTION:

PARCEL I

BEGINNING AT THE NORTHWEST CORNER OF TRACT 68, HENRY'S MILITARY TRAIL ADDITION, A SUBDIVISION RECORDED IN THE OFFICE OF THE CLERK OF THE CIRCUIT COURT, IN AND FOR THE COUNTY OF PALM BEACH, FLORIDA, IN PLAT BOOK 21, PAGE 39, THENCE SOUTHERLY 120' ON THE WEST LINE OF SAID TRACT 68 TO A POINT, THENCE EASTERLY 151.4' ON A LINE PARALLEL TO THE NORTH LINE OF SAID TRACT TO A POINT, THENCE NORTHERLY 120' ON A LINE PARALLEL TO THE WEST LINE OF SAID TRACT 68 TO THE NORTH LINE OF SAID TRACT 68, THENCE WESTERLY ALONG THE NORTH LINE 151.4' TO THE POINT OF BEGINNING. (AS IN DEED BOOK 1008, PAGE 690, GROOMS TO MILLER)

LESS:

THE WEST 3 FEET OF THE WEST 151.4 FEET OF THE NORTH 120 FEET OF TRACT 68 OF HENRY'S MILITARY TRAIL ADDITION, LYING IN SECTION 36, TOWNSHIP 43 SOUTH, RANGE 42 EAST, ACCORDING TO THE PLAT THEREOF AS RECORDED IN PLAT BOOK 21 AT PAGE 39 OF THE PUBLIC RECORDS OF PALM BEACH COUNTY, FLORIDA, CONTAINING 360 SQUARE FEET, MORE OR LESS. (AS IN OFFICIAL RECORD BOOK 540, PAGE 707, MILLER TO STATE OF FLORIDA) AND

LESS:

THE NORTH 15 FEET (OF PARCEL I) AS IN OFFICIAL RECORD BOOK 1916, PAGE 755 (MILLER TO PALM BEACH COUNTY).

PARCEL II

BEGINNING AT A STAKE MARKING THE NORTHEAST CORNER OF THE JEAN A. PRICE LAND, WHICH STAKE IS ON THE NORTH LINE OF AND 151.4 FEET EAST OF THE NORTHWEST CORNER OF LOT 68 OF HENRYS MILITARY TRAIL ADDITION AS RECORDED IN PLAT BOOK 21 AT PAGE 39, IN THE OFFICE OF THE CLERK OF THE CIRCUIT COURT OF PALM BEACH COUNTY, FLORIDA; THENCE SOUTH PARALLEL TO THE WEST LINE OF SAID LOT 68, ON THE EAST LINE OF JEAN A. PRICE, 190 FEET TO AN IRON PIPE ON THE NORTH LINE OF MANCHESTER LANE; THENCE EAST PARALLEL TO THE NORTH LINE OF SAID LOT 68 AND ON THE NORTH LINE OF MANCHESTER LANE AND ITS PROJECTION 90 FEET TO AN IRON PIPE; THENCE NORTH PARALLEL TO THE FIRST DESCRIBED COURSE 190 FEET TO AN IRON PIPE IN THE NORTH LINE OF SAID LOT 68; THENCE WEST ON SAID NORTH LINE, 90 FEET TO THE POINT OF BEGINNING. (AS IN DEED BOOK 860 PAGE 209, HENRY TO MILLER (6/11/49).

LESS:

THE NORTH 15 FEET (OF PARCEL II) AS IN OFFICIAL RECORD BOOK 1916, PAGE 755 (MILLER TO PALM BEACH COUNTY).

AS TO BOTH PARCELS:

SUBJECT TO A DECLARATION OF TAKING IN FAVOR OF THE UNITED STATES OF AMERICA AS RECORDED IN JUDGEMENT LIEN BOOK 3 AT PAGE 11 (AVIGATION EASEMENT).

PARCEL III

THE EAST 148.4 FEET OF THE WEST 151.4 FEET OF THE SOUTH 70 FEET OF THE NORTH 190 FEET OF LOT 68, OF HENRY'S MILITARY TRAIL ADDITION, ACCORDING TO THE PLAT THEREOF ON FILE IN THE OFFICE OF THE CLERK OF THE CIRCUIT COURT IN AND FOR PALM BEACH COUNTY, FLORIDA, IN PLAT BOOK 21, PAGE 39.

--------------------------------------------------------------------------------

      Contract for Sale and Purchase

      FLORIDA ASSOCIATION OF REALTORS(R) AND THE FLORIDA BAR

--------------------------------------------------------------------------------

PARTIES    Robert M. Oresky                                          ("Seller"),
       -------------------------------------------------------------
of                                                   (Phone)
   --------------------------------------------------        -------------------
and  Andrea Parkoff and Michael Parkoff                             ("Buyer")
     ---------------------------------------------------------------
of                                                   (Phone)
   --------------------------------------------------        -------------------

hereby agree that Seller shall sell and Buyer shall buy the following described Real Property and Personal Property (collectively "Property") upon the following terms and conditions, which include Standards for Real Estate Transactions ("Standards") on the reverse side hereof or attached hereto and riders and addenda to this Contract for Sale and Purchase ("Contract")

I.    DESCRIPTION.

      (a) Legal description of the Real Property located in Palm Beach County. Florida

      --------------------------------------------------------------------------

      --------------------------------------------------------------------------
      (b) Street address, city, zip of the Property is 216 North Military Trail, West Palm Beach, FL 33415

      (c) Personal Property--None

      --------------------------------------------------------------------------

      --------------------------------------------------------------------------

II.   PURCHASE PRICE:                                            $980,000.00
                                                                  --------------
      PAYMENT.

      (a) Deposit held in escrow by: Robert J. Boydinoff, Esq. in the amount of
                                                                 $ 10,000.00
                                                                  --------------

      (b) Additional escrow deposit to be made within ____ days after Effective
      Date (as defined in Paragraph III) in the amount of        $
                                                                  --------------

      (c) Subject to AND assumption of existing mortgage in good standing in favor of ___________________________ having an approximate present
      principal balance of                                       $
                                                                  --------------

      (d) Purchase money mortgage and note to Seller (see addendum) in the
      amount of                                                  $
                                                                  --------------

      (e) Other purchase money mortgage                          $630,000.00
                                                                  --------------

      (f) Balance to close by U S cash LOCALLY DRAWN certified or cashier's check or third-party loan, subject to adjustments or prorations
                                                                 $340,000.00
                                                                  --------------

III. TIME FOR ACCEPTANCE OF OFFER; EFFECTIVE DATE; FACSIMILE. If this offer is not executed by and delivered to all parties OR FACT OF EXECUTION communicated in writing between the parties on or before N/A the deposit(s) will, at Buyer's option, be returned and this offer withdrawn. The date of Contract ("Effective Date") will be the date when the last one of the Buyer and Seller has signed this offer. A facsimile copy of this Contract and any signatures hereon shall be considered for all purposes as originals.

IV.   FINANCING

      (a) If the Purchase Price or any part of it is to be financed by a third party, this Contract is conditioned on Buyer obtaining a written commitment within ___ days after Effective Date for (CHECK ONLY ONE) |_| a fixed, |_| an adjustable, or |_| a fixed or adjustable rate loan in the principal amount of $ ______ at an initial interest rate not to exceed ___% discount and origination fees not to exceed ___% of principal amount and for a term of ____ years. Buyer will make application within ___ days after Effective Date and use reasonable diligence to obtain a loan commitment and, thereafter, to satisfy terms and conditions of the commitment and close the loan. Buyer shall pay all loan expenses if Buyer fails to obtain a commitment or fails to waive Buyer's rights under this subparagraph within the time for obtaining a commitment or after diligent effort, fails to meet the terms and conditions of the commitment, then either party thereafter, by written notice to the other, may cancel this Contract and buyer shall be refunded the deposit(s) or

      (b) The existing mortgage described in Paragraph II(c) above has, (CHECK ONLY ONE) |_|a variable interest rate or fixed interest rate of ___% per annum at time of title transfer, some fixed interest rates are subject to increase, if increased, the rate shall not exceed ___% per annum. Seller shall, within ___days after Effective Date, furnish a statement from each mortgagee stating the principal balance method of payment, interest rate and status of mortgage. If Buyer has agreed to assume a mortgage which requires approval of Buyer by the mortgagee for assumption, then Buyer shall promptly obtain the necessary application and diligently complete and return it to the mortgagee. Any mortgageee charge(s) not to exceed $__________ shall be paid by Buyer. If Buyer is not accepted by mortgagee or the requirements for assumption are not in accordance with the terms of this Contract or mortgagee makes a charge in excess of the stated amount, Seller or Buyer may rescind this Contract by written notice to the other party unless either elects to pay the increase in interest rate or excess mortgage charges.

V. TITLE EVIDENCE: At least 10 days before closing date, but no earlier than 20 days after Seller receives written notification that Buyer has obtained the loan commitment or has been approved for the loan assumption as provided in Paragraphs IV(a) or (b) above, or if applicable, waived the financing requirements. (CHECK ONLY ONE) |X| Seller shall, at Seller's expense, deliver to Buyer or Buyer's attorney. or |_| Buyer shall at Buyer's expense obtain (CHECK ONLY ONE) |_|abstract of title, or |X| title insurance commitment (with legible copies of instruments listed as exceptions attached hereto) and after closing an owner's policy of title insurance.

VI. CLOSING DATE: This transaction shall be closed and the deed and other closing papers delivered on [see option] unless modified by other provisions of this Contract.

VII. RESTRICTIONS; EASEMENTS; LIMITATIONS: Buyer shall take title subject to comprehensive land use plans, zoning restrictions, prohibitions and other requirements imposed by governmental authority, restrictions and matters appearing on the plat or otherwise common to the subdivision, public utility easements of record, (easements are to be located contiguous to Real Property lines and not more than 10 feet in width as to the rear or front lines and 7 1/2 feet in width as to the side lines, unless otherwise abated herein) taxes for year or closing and subsequent years, assumed mortgages and purchase money mortgages. if any (if additional items, see addendum); provided that there exists at closing no violation of the foregoing and none prevent use of the Property for ____________________________ purpose(s).

VIII. OCCUPANCY: Seller warrants that there are no parties in occupancy other than Seller, but if Property is intended to be rented or occupied beyond closing the fact and terms thereof and the tenant(s) or occupants shall be disclosed pursuant to Standard F. Seller shall deliver occupancy of Property to Buyer at time of closing unless otherwise stated herein. If occupancy is to be delivered before closing, Buyer assumes all risks of loss to Property from date of occupancy, shall be responsible and liable for maintenance from that date and shall be deemed to have accepted Property in its existing condition as of time of taking occupancy unless otherwise stated herein

IX. TYPEWRITTEN OR HANDWRITTEN PROVISIONS: Typewritten or handwritten provisions riders and addenda shall control all printed provisions of this Contract in conflict with them.

X. RIDERS: (CHECK those riders which are applicable AND are attached to this Contract):
      (a) |_| COASTAL CONSTRUCTION CONTROL LINE
      (b) |_| CONDOMINIUM
      (c) |_| FOREIGN INVESTMENT IN REAL PROPERTY TAX ACT
      (d) |_| VA/FHA
      (e) |_| INSULATION
      (f) |X| "AS IS"
      (g) |_| HOMEOWNERS' ASSOCIATION DISCLOSURE
      (h) |_| RESIDENTIAL LEAD-BASED HAZARD DISCLOSURE
      (i) |_| _______________________________________

XI. ASSIGNABILITY: (CHECK ONLY ONE) Buyer |_| may assign and hereby be released from any further liability under this Contract, |_| may assign but not be released from liability under this Contract, or |X| may not assign this Contract.

XII.  DISCLOSURES:

      (a) Radon is a naturally occurring radioactive gas that when accumulated in a building in sufficient quantities may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding Radon or Radon testing may be obtained from your County Public Health unit.

      (b) Buyer may have determined the energy efficiency rating of the residential building, if any is located on the Real Property.

      (c) If the Real Property includes pre-1978 residential housing then Paragraph X (h) is mandatory

XIII. MAXIMUM REPAIR COSTS: Seller shall not be responsible for payments in excess of

      (a) $___0___ for treatment and repair under Standard D (if blank, then 2% of the Purchase Price)

      (b) $___0___ for repair and replacement under Standard N (if blank, then 3% of the Purchase Price)

XIV. SPECIAL CLAUSES, ADDENDA: If additional terms are to be provided, attach addendum and CHECK HERE |_|

         THIS IS INTENDED TO BE A LEGALLY BINDING CONTRACT. IF NOT FULLY UNDERSTOOD, SEEK THE ADVICE OF AN ATTORNEY PRIOR TO SIGNING. THIS FORM
  HAS BEEN APPROVED BY THE FLORIDA ASSOCIATION OF REALTORS AND THE FLORIDA BAR
       Approval does not constitute an opinion that any of the terms and conditions in this Contract should be accepted by the parties in a particular transaction. Terms and conditions should
       be negotiated based upon the respective interests, objectives and bargaining positions of all interested persons
    COPYRIGHT 1995 BY THE FLORIDA BAR AND THE FLORIDA ASSOCIATION OF REALTORS


-------------------------  --------      ---------------------------   ---------
(Buyer)                     (Date)       (Seller)                        (Date)

Social Security or Tax ID #               Social Security or Tax ID #
                           -----------                               -----------

-------------------------  --------      ---------------------------   ---------
(Buyer)                     (Date)       (Seller)                        (Date)

Social Security or Tax ID #               Social Security or Tax ID #
                           -----------                               -----------

Deposit under Paragraph II (a) received, IF OTHER THAN CASH, THEN SUBJECT TO CLEARANCE_____________________________ (Escrow Agent)

BROKER'S FEE: The brokers named below, including [ILLEGIBLE]

                     STANDARDS FOR REAL ESTATE TRANSACTIONS

[ILLEGIBLE] EVIDENCE OF TITLE: An abstract of title prepared or brought current by a reputable and existing abstract firm (if not existing then certified as correct by an existing firm) purporting to be an accurate synopsis of the instruments affecting title to the Real Property recorded in the public records of the county wherein the Real Property is located through Effective Date. It shall commence with the earliest public records, or such later date as may be customary in the county. Upon closing of the Contract, the abstract shall become the property of Buyer, subject to the right of retention thereof by first mortgagee until fully paid. (2) A title insurance commitment issued by a Florida licensed title insurer agreeing to issue Buyer, upon recording of the [ILLEGIBLE] to Buyer an owner's policy of title insurance in the amount of the purchase price, insuring Buyer's title to the Real Property, subject only to liens, encumbrances, exceptions or qualifications provided in the Contract and those to be discharged by Seller at or before closing. Seller shall convey marketable title subject only to liens, encumbrances, exceptions or qualifications provided in the Contract. Marketable title shall be determined according to applicable Title Standards adopted by authority of the Florida Bar and in accordance with law. Buyer shall have 30 days, if abstract, or 5 days, if title commitment, from date of receiving evidence of title to examine it. If title is found defective, Buyer shall within 3 days thereafter, notify Seller [ILLEGIBLE] writing specifying the defect(s). If defect(s) render title unmarketable, Seller will have 30 days from receipt of notice to remove the defects, failing which Buyer shall, within five (5) days [ILLEGIBLE] expiration of the thirty (30) day period, deliver written notice to Seller either: (1) extending the time for a reasonable period not to exceed 120 days within which Seller shall use diligent [ILLEGIBLE] to remove the defects, or (2) requesting a refund of deposit(s) paid which shall be immediately returned to Buyer. If Buyer fails to so notify Seller, Buyer shall be deemed to have [ILLEGIBLE] the title as it then is. Seller shall, if title is found unmarketable, use diligent effort to correct defect(s) within the time provided therefor. If Seller is unable to timely correct the defects Buyer shall either waive the defects, or receive a refund of deposit(s), thereby releasing Buyer and Seller from all further obligation under this Contract.

[ILLEGIBLE] PURCHASE MONEY MORTGAGE; SECURITY AGREEMENT TO SELLER: A purchase money mortgage and mortgage note to Seller shall provide for a 15 (Fifteen) day grace period in the event of default if a first mortgage and a 15-day grace period if a second or lesser mortgage; shall provide for right of prepayment in whole or in part with penalty, shall permit acceleration [ILLEGIBLE] event of transfer of the Real Property, shall require all prior liens and encumbrances to be kept in good standing and forbid modification of or future advances under prior mortgage(s). [ILLEGIBLE] shall require Buyer to maintain policies of insurance containing a standard mortgagee clause covering all improvements located on the Real Property against fire and all perils included within [ILLEGIBLE] term "extended coverage endorsements" and such other risks and perils as Seller may reasonable require, in an amount equal to their highest insurable value; and the mortgage, note [ILLEGIBLE] security agreement shall be otherwise in form and content required by Seller; but Seller may only require clauses and coverage customarily found in mortgages, mortgage notes and security agreements generally utilized by savings and loan institutions or state or national banks located in the county wherein the Real Property is located. All Personal Property and leases [ILLEGIBLE] conveyed or assigned will, at Seller's option, be subject to the lien of a security agreement evidenced by recorded financing statements. If a balloon mortgage, the final payment will exceed the periodic payments thereon.

SURVEY: Buyer, at Buyer's expense, within time allowed to deliver evidence of title and to examine same, may have the Real Property surveyed and certified by a registered Florida Surveyor. If the survey discloses encroachments on the Real Property or that improvements located thereon encroach on setback lines, easements, lands of others or violate any restrictions contract covenants or applicable governmental regulation, the same shall constitute a title defect.

TERMITES: Buyer, at Buyer's expense, within the time allowed to deliver evidence of title, may have the Property inspected by a Florida Certified Pest Control Operator ("Operator") to determine if there is any visible active termite infestation or visible damage from termite infestation in the Property. If either or both are found, Buyer shall have 4 days from date of written notice thereof within which to have cost of treatment, if required, estimated by the Operator and all damage inspected and estimated by a licensed builder or general contractor. Seller shall [ILLEGIBLE] valid costs of treatment and repair of all damage up to the amount provided in Paragraph XIII(a). If estimated costs exceed that amount, Buyer shall have the option of canceling this contract within 5 days after receipt of contractor's repair estimate by giving written notice to Seller or Buyer may elect to proceed with the transaction, and receive a credit at closing on the [ILLEGIBLE] provided in Paragraph XIII(a). "Termites" shall be deemed to include all wood destroying organisms required to be reported under the Florida Pest Control Act, as amended

INGRESS AND EGRESS: Seller warrants and represents that there is ingress and egress to the Real Property sufficient for its intended use as described in Paragraph VII hereof, title to such is in accordance with Standard A

LEASES: Seller shall, not less than 15 days before closing, furnish to Buyer copies of all written leases and estoppel letter from each tenant specifying the nature and duration of the [ILLEGIBLE] occupancy, rental rates, advanced rent and security deposits paid by tenant. If Seller is unable to obtain such letter from each tenant, the same information shall be furnished by [ILLEGIBLE] to Buyer within that time period in the form of a Seller's affidavit, and Buyer may thereafter contact tenants to confirm such information. Seller shall, at closing, deliver and assign all [ILLEGIBLE] leases to Buyer.

LIENS: Seller shall furnish to Buyer at time of closing an affidavit attesting to the absence, unless otherwise provided for herein, of any financing statement, claims of lien or potential [ILLEGIBLE] known to Seller and further attesting that there have been no improvements or repairs to the Real Property for 90 days immediately preceding date of closing. If the Real Property [ILLEGIBLE] been improved or repaired within that time, Seller shall deliver releases or waivers of construction liens executed by all general contractors, subcontractors, suppliers and materialmen [ILLEGIBLE] addition to Seller's lien affidavit selling forth the names of all such general contractors, subcontractors, suppliers and materialmen, further affirming that all charges for improvements or [ILLEGIBLE] which could serve as a basis for a construction lien or a claim for damages have been paid or will be paid at the closing of this Contract

PLACE OF CLOSING: Closing shall be held in the county wherein the Real Property is located at the office of the attorney or other closing agent designated by Seller

TIME: In computing time periods of less than six (6) days, Saturdays, Sundays and state or national legal holidays shall be excluded. Any time periods provided for herein which shall end [ILLEGIBLE] a Saturday, Sunday, or a legal holiday shall extend to 5:00 p.m. of the next business day. Time is of the essence in this Contract.

DOCUMENTS FOR CLOSING: Seller shall furnish the deed, bill of sale, construction lien affidavit, owner's possession affidavit, assignments of leases, tenant and mortgagee estoppel [ILLEGIBLE] and corrective instruments. Buyer shall furnish closing statement, mortgage, mortgage note, security agreement and financing statements.

EXPENSES: Documentary stamps on the deed and recording of corrective instruments shall be paid by Seller. Documentary stamps and intangible tax on the purchase money mortgage [ILLEGIBLE] any mortgage assumed, and recording of purchase money mortgage to Seller, deed and financing statements shall be paid by the Buyer. Unless otherwise provided by law or rider to [ILLEGIBLE] Contract, charges for the following related title services, namely title or abstract charge, title examination, and settlement and closing fee, shall be paid by the party responsible for [ILLEGIBLE] the title evidence in accordance with Paragraph V.

PRORATIONS; CREDITS: Taxes, assessments, rent, interest, insurance and other expenses of the Property shall be prorated through the day before closing. Buyer shall have the option [ILLEGIBLE] taking over existing policies of insurance, if assumable, in which event premiums shall be prorated. Cash at closing shall be increased or decreased as may be required by prorations to [ILLEGIBLE] made through day prior to closing or occupancy if occupancy occurs before closing. Advance rent and security deposits will be credited to Buyer. Escrow deposits held by mortgagee will [ILLEGIBLE] to Seller. Taxes shall be prorated based on the current year's tax with due allowance made for maximum allowable discount, homestead and other exemptions. If closing occurs [ILLEGIBLE] a date when the current year's millage is not fixed and current year's assessment is available, taxes will be prorated based upon such assessment and prior year's millage. If current year's assessment is not available, then taxes will be prorated on prior year's tax. If there are completed improvements on the Real Property by January 1st of year of closing, which improvements [ILLEGIBLE] not in existence on January 1st of prior year, then taxes shall be prorated based upon prior year's millage and at an equitable assessment to be agreed upon between the parties. [ILLEGIBLE] which request shall be made to the County Property Appraiser for an informal assessment taking into account available exceptions. A tax proration based on an estimate shall, at [ILLEGIBLE] of either party, be readjusted upon receipt of tax bill on condition that a statement to that effect is signed at closing.

SPECIAL ASSESSMENT LIENS: Certified, confirmed and ratified special assessment liens as of date of closing (not as of Effective Date) are to be paid by Seller. Pending liens as of [ILLEGIBLE] of closing shall be assumed by Buyer. If the improvement has been substantially completed as of Effective Day, any pending lien shall be considered certified, confirmed or ratified and [ILLEGIBLE] shall, at closing, be charged an amount equal to the last estimate or assessment of the improvement by the public body.

INSPECTION, REPAIR AND MAINTENANCE: Seller warrants that, as of 10 days prior to closing, the ceiling, roof (including the fascia and soffits) and exterior and interior walls [ILLEGIBLE] seawalls (or equivalent) and dockage do not have any VISIBLE EVIDENCE of leaks, water damage or structural damage and that the septic tank, pool, all appliances, mechanical [ILLEGIBLE] heating, cooling, electrical, plumbing systems, and machinery are in WORKING CONDITION. The foregoing warranty shall be limited to the items specified unless otherwise provided in addendum. Buyer may, at Buyer's expense, have inspection made of those items by a firm or individual specializing in home inspection and holding an occupational license of such [ILLEGIBLE] (if required) or by an appropriately licensed Florida contractor. Buyer shall, prior to Buyer's occupancy or not less than 10 days prior to closing, whichever occurs first, report in writing Seller such items that do not meet the above standards as to defects. Unless Buyer timely reports such defects, Buyer shall be deemed to have waived Seller's warranties as to defects reported. If repairs or replacements are required to comply with this Standard, Seller shall cause them to be made and shall pay up to the amount provided in Paragraph XIII(b). Seller [ILLEGIBLE] required to make repairs or replacements of a cosmetic nature unless caused by a defect Seller is responsible to repair or replace. If the cost for such repair or replacement exceeds amount provided in Paragraph XIII(b), Buyer or Seller may elect to pay such excess, failing which either party may cancel this Contract. If Seller is unable to correct the defects prior to [ILLEGIBLE], the cost thereof shall be paid into escrow at closing. Seller shall, upon reasonable notice provide utilities service and access to the Property for inspections, including a walk-through [ILLEGIBLE] to closing, to confirm that all items of Personal Property are on the Real Property and, subject to the foregoing, that all required repairs and replacements have been made and that Property, including, but not limited to, lawn, shrubbery and pool, if any, has been maintained in the condition existing as of Effective Date, ordinary wear and tear excepted.

RISK OF LOSS: If the Property is damaged by fire or other casualty before closing and cost of restoration does not exceed 3% of the assessed valuation of the Property so damaged [ILLEGIBLE] of restoration shall be an obligation of the Seller and closing shall proceed pursuant to the terms of this Contract with restoration costs escrowed at closing. If the cost of restoration exceeds 3% of the assessed valuation of the Property so damaged, Buyer shall have the option of either taking the Property as is, together with either the 3% or any insurance proceeds [ILLEGIBLE] by virtue of such loss or damage, or of canceling this Contract and receiving return of the deposit(s).

PROCEEDS OF SALE; CLOSING PROCEDURE: The deed shall be recorded upon clearance of funds. If an abstract of title has been furnished, evidence of title shall be continued at Buyer's expense to show title in Buyer, without any encumbrances or change which would render Seller's title unmarketable from the date of the last evidence. All closing proceeds shall be [ILLEGIBLE] in escrow by Seller's attorney or other mutually acceptable escrow agent for a period of not more than 5 days after closing date. If Seller's title is rendered unmarketable, through no [ILLEGIBLE] of Buyer, Buyer shall, within the 5-day period, notify Seller in writing of the defect and Seller shall have 30 days from date of receipt of such notification to cure the defect. If Seller fails [ILLEGIBLE] cure the defect, all deposits(s) and closing funds shall, upon written demand by Buyer and within 5 days after demand, be returned to Buyer and, simultaneously with such repayment, [ILLEGIBLE] shall return the Personal Property, vacate the Real Property and reconvey the Property to Seller by special warranty deed and bill of sale. If Buyer fails to make timely demand for [ILLEGIBLE] Buyer shall take title as is, waiving all rights against Seller as to any intervening defect except as may be available to Buyer by virtue of warranties contained in the deed or bill of [ILLEGIBLE] If a portion of the purchase price is to be derived from institutional financing or refinancing, requirements of the lending institution as to place, time of day and procedures for closing, [ILLEGIBLE] for this disbursement of mortgage proceeds shall control over contrary provision in this Contract. Seller shall have the right to require from the lending institution a written commitment that [ILLEGIBLE] not withhold disbursement of mortgage proceeds as a result of any title defect attributable to Buyer-mortgagor. The escrow and closing procedure required by this Standard shall be [ILLEGIBLE] if the title agent insures adverse matters pursuant to
Section 627.7841, F.S., as amended.

ESCROW: Any escrow agent ("Agent") receiving funds or equivalent is authorized and agrees by acceptance of them to deposit them promptly, hold same in escrow and, subject to [ILLEGIBLE] disburse them in accordance with terms and conditions of this Contract. Failure of funds to clear shall not excuse Buyer's performance. If in doubt as to Agent's duties or liabilities [ILLEGIBLE] the provisions of this Contract, Agent may, at Agent's option, continue to hold the subject matter of the escrow until the parties hereto agree to its disbursement or until a judgement [ILLEGIBLE] court of competent jurisdiction shall determine the rights of the parties, or Agent may deposit same with the clerk of the circuit court having jurisdiction of the dispute. Upon notifying all [ILLEGIBLE] concerned of such action, all liability on the part of Agent shall fully terminate, except to the extent of accounting for any items previously delivered out of escrow. If a licensed real estate broker, Agent will comply with provision of Chapter 475, F.S., as amended. Any suit between Buyer and Seller wherein Agent is made a party because of acting as Agent hereunder. [ILLEGIBLE] any suit wherein Agent interpleads the subject matter of the escrow, Agent shall recover reasonable attorney's fees and costs incurred with these amounts to be paid from and out of escrowed funds or equivalent and charged and awarded as court costs in favor of the prevailing party. The Agent shall not be liable to any party or person for misdelivery to Buyer or [ILLEGIBLE] of items subject to the escrow, unless such misdelivery is due to willful breach of the provision of the Contract or gross negligence of Agent.

ATTORNEY'S FEES; COSTS: In any litigation, including breach, enforcement or interpretation, arising out of this Contract, the prevailing party in such litigation, which, for purposes of [ILLEGIBLE] Standard, shall include Seller, Buyer and any brokers acting in agency or nonagency relationships authorized by Chapter 475. FS., as amended, shall be entitled to recover from the prevailing party reasonable attorney's fees, costs and expenses.

FAILURE OF PERFORMANCE: If Buyer fails to perform this Contract within the time specified, including payment of all deposits, the deposit(s) paid by Buyer and deposit(s) agreed to [ILLEGIBLE] may be recovered and retained by and for the account of Seller as agreed upon liquidated damages, consideration for the execution of this Contract and in full settlement of any [ILLEGIBLE] whereupon, Buyer and Seller shall be relieved of all obligations under this Contract; or Seller; at Seller's option, may proceed in equity to enforce Seller's rights under this Contract [ILLEGIBLE] any reason other than failure of Seller to make Seller's title marketable after diligent effort, Seller fails, neglects or refuses to perform this Contract, the Buyer may seek specific [ILLEGIBLE] or elect to receive the return of Buyer's deposit(s) without thereby waiving any action for damages resulting from Seller's breach.

CONTRACT NOT RECORDABLE; PERSONS BOUND; NOTICE: Neither this Contract nor any notice of it shall be recorded in any public records. This Contract shall bind and inure to benefit of the parties and their successors in interest. Whenever the context permits, singular shall include plural and one gender shall include all. Notice given by or to the attorney for party shall be as effective as if given by or to that party.

CONVEYANCE: Seller shall convey title to the Real Property by statutory warranty, trustee's, personal representative's or guardian's deed, as appropriate to the status of Seller, subject to matters contained in Paragraph VII and those otherwise accepted by Buyer. Personal Property shall, at the request of the Buyer, be transferred by an absolute bill of sale with warranty [ILLEGIBLE] subject only to such matters as may be otherwise provided for herein.

OTHER AGREEMENTS: No prior or present agreement or representations shall be binding upon Buyer or Seller unless included in this Contract. No modification to or change in this [ILLEGIBLE] shall be valid or binding upon the parties unless in writing and executed by the party or parties intended to be bound by it.

WARRANTY: Seller warrants that there are no facts known to Seller materially affecting the value of the Property which are not readily observable by Buyer or which have not bee closed by Buyer.

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"AS IS" RIDER TO [ILLEGIBLE] BAR CONTRACT FOR SALE AND PURCHASE

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This "As Is" Rider ("Rider") shall amend, modify and be a part of that certain
Contract For Sale and Purchase ("Contract") by and between Robert M. Oresky, as Seller and Andrea and Michael Parkoff, as Buyer dated _____________; to which this Rider is attached.

Buyer and Seller agree as follows:

1. Sellers Warranties and Representations; Obligation With Respect to Residential Real Property; Limitations.

      A. Clauses D and N of the Contract are hereby deleted.

      B Seller acknowledges that the use of this Rider does not relieve Seller of Seller's responsibility to disclose latent defects materially affecting the value or desirability of residential real property. Except as set forth below and in Standard W of the Contact, Seller makes no warranty of any type, either express or implied, as to the physical condition of the Property (including but not limited to, the roof and other structural components and improvements, and the items of personal property). Seller has received no notice from any governmental agency as to a currently uncorrected building or safety code violation. Buyer expressly waives any claims against Seller or Seller's agent, including the broker, for any unknown defects or other damage which may exist or be discovered by Buyer.

2. Determination and Inspection Period.

Buyer shall have 0 - inspection prior to entries - days ("Inspection Period") from the Effective Date in which to have such inspections of the Property performed as Buyer shall desire.

      A. Buyer shall be responsible for repair of damage or restoration of the Property required as a result of any inspections.

      B. If Buyer determines, in Buyer's sole discretion, that the condition of the Property is not acceptable to Buyer, Buyer may cancel this Contract by delivering written notice of such election to Seller within the Inspection Period. The deposit(s) paid shall be immediately returned to Buyer; thereupon, Buyer and Seller shall be released of all further obligations under the Contract.

3. Maintenance.

Seller shall maintain the Property, including, but not limited to, the lawn, shrubbery and pool, if any, in the condition existing as of the Effective Date, ordinary wear and tear excepted. Buyer shall be permitted access to the Property prior to the closing for a walk-through to ensure that all items of Personal Property are on the Property; all required repairs and replacements, if any, have been made and the Property, including, but not limited to, the lawn, shrubbery, and pool, if any, has been maintained in the condition existing as of either the Effective Date, date of inspection, or date of repair, whichever may be applicable.

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          ("Buyer")                                    ("Seller")

Dated:
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